Filed Pursuant to Rule 424(b)(2)
Registration No. 333-275878

Prospectus Supplement

(To Prospectus dated December 4, 2023)

$4,250,000,000

Walmart Inc.

$350,000,000 Floating Rate Notes Due 2029

  $650,000,000 4.000% Notes Due 2029

$1,000,000,000 4.150% Notes Due 2031

$1,250,000,000 4.450% Notes Due 2033

$1,000,000,000 4.750% Notes Due 2036

Walmart Inc. is offering $350,000,000 aggregate principal amount of our floating rate notes due 2029 (the “floating rate notes”), $650,000,000 aggregate principal amount of our 4.000% notes due 2029 (the “2029 notes”), $1,000,000,000 aggregate principal amount of our 4.150% notes due 2031 (the “2031 notes”), $1,250,000,000 aggregate principal amount of our 4.450% notes due 2033 (the “2033 notes”) and $1,000,000,000 aggregate principal amount of our 4.750% notes due 2036 (the “2036 notes” and, collectively with the 2029 notes, the 2031 notes and the 2033 notes, the “fixed rate notes” and the fixed rate notes, collectively with the floating rate notes, the “notes”).

The floating rate notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR (as defined herein) plus 40 basis points (0.40%). We will pay interest on the fixed rate notes of each series on the dates specified herein, in each case, at the annual interest rate shown above for such series of notes. The notes of each series will mature on the dates specified herein. See “Description of the Notes” in this prospectus supplement.

Each series of fixed rate notes will be redeemable, as a whole or in part, at our option, as described under “Description of the Notes—Optional Redemption of the Fixed Rate Notes” in this prospectus supplement. The floating rate notes will not be redeemable at our option.

The notes of each series will be our senior unsecured debt obligations, will rank equally with our other senior unsecured indebtedness and will not be convertible or exchangeable.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

	Public Offering Price(1)		Underwriting Discount		Proceeds to Walmart(2)
	Per Note	Total	Per Note	Total	Per Note	Total
Floating Rate Notes	100.000%	$350,000,000	0.250%	$875,000	99.750%	$349,125,000
2029 Notes	99.924%	$649,506,000	0.250%	$1,625,000	99.674%	$647,881,000
2031 Notes	99.786%	$997,860,000	0.350%	$3,500,000	99.436%	$994,360,000
2033 Notes	99.929%	$1,249,112,500	0.400%	$5,000,000	99.529%	$1,244,112,500
2036 Notes	99.937%	$999,370,000	0.450%	$4,500,000	99.487%	$994,870,000

(1)	Plus accrued interest, if any, from April 30, 2026.
(2)	Before transaction expenses and accrued interest, if any, from April 30, 2026.

Neither the U.S. Securities and Exchange Commission nor any state securities commission in the United States or foreign regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes of each series will be a new issue of securities with no established trading market. The notes will not be listed for trading on any securities exchange.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company, for the credit of the accounts of its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about April 30, 2026, which is the third trading day following the date of this prospectus supplement. This settlement date may affect the trading of the notes. See “Underwriting—Other Matters—Extended Settlement.”

Joint Book-Running Managers

Citigroup	J.P. Morgan	Mizuho

Barclays	HSBC	US Bancorp

Senior Co-Managers
BNP PARIBAS	BofA Securities	Goldman Sachs & Co. LLC
Morgan Stanley		Wells Fargo Securities

Co-Managers
BBVA	NatWest	Santander	Scotiabank	SMBC Nikko
Standard Chartered Bank	TD Securities	ICBC Standard Bank	Loop Capital Markets	Academy Securities
AmeriVet Securities	C.L. King & Associates Siebert Williams Shank			Bridgeway Securities

April 27, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated December 4, 2023, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of certain general terms of our debt securities, including the notes of each series, and gives more general information, some of which may not apply to the notes.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and the information contained in any free writing prospectus we file with the Securities and Exchange Commission (the “SEC”) relating to this offering in evaluating, and deciding whether to make, an investment in the notes.

If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as the context otherwise requires, or as otherwise specified in this prospectus supplement, the accompanying prospectus, or the information incorporated by reference into this prospectus supplement and the accompanying prospectus, the terms “Walmart Inc.,” “Walmart,” the “Company,” “we,” “us,” “our” and “our company” refer to Walmart Inc. and its consolidated subsidiaries. However, in the “Description of the Notes” section of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying prospectus, references to “the Company,” “we,” “us” and “our” are to Walmart Inc. (parent company only) and not to any of its subsidiaries.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes.

This prospectus supplement and the accompanying prospectus may only be used in connection with the offering of the notes.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or delivered to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting” in this prospectus supplement.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

For a discussion of where you can find additional information regarding the Company, see “Where You Can Find More Information” in the accompanying prospectus.

S-iii

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus supplement and the accompanying prospectus the following documents:

•	our Annual Report on Form 10-K for our fiscal year ended January 31, 2026 (our “Annual Report on Form 10-K”);

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2026, that are incorporated by reference into our Annual Report on Form 10-K; and

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2026 and March 27, 2026.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information in such filings that is furnished to, and not filed with, the SEC). The filings to be incorporated by reference into this prospectus supplement and the accompanying prospectus in the future will include our Annual Reports on Form 10-K (including the portions of our definitive proxy statements on Schedule 14A that are incorporated by reference therein), Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (excluding any information furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) so long as the registration statement of which this prospectus is a part remains effective.

For additional information regarding the information incorporated by reference into this prospectus supplement and the accompanying prospectus, see “Incorporation of Information by Reference” in the accompanying prospectus. Any statement contained in any document incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the protection of the safe harbor from liability provided by that Act for forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment’s, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. These forward-looking statements relate to:

•

macroeconomic, geopolitical, and business conditions, trends and events around the world and in the markets in which we operate, including inflation or deflation, generally and in certain product categories, the impact of supply chain challenges, tariffs and recessionary pressures;

•

changes or modifications in tariff rates, exemptions therefrom or the imposition of new tariffs or new taxes on imports, and changes or modifications in trade restrictions or the imposition of new trade restrictions;

•

the growth of our business or change in our competitive position in the future, or in or over particular periods, both generally and with respect to particular markets, segments or lines of business, including, but not limited to, advertising, fulfillment, healthcare, and financial services;

•

the amount, number, growth, increase, reduction or decrease in or over certain periods, of or in certain financial items or measures or operating measures, including our earnings per share, net sales, growth rates, comparable store and club sales, our eCommerce sales, liabilities, expenses of certain categories, including share-based compensation, expense leverage, operating income, returns, capital and operating investments or expenditures of particular types and new store and club openings, inventory levels and associated costs, product mix and demand for certain merchandise, consumer confidence, disposable income, credit availability, spending levels, shopping patterns, and debt levels;

•

our increasing investments in eCommerce, technology (including the use of artificial intelligence), automation, supply chain, new stores and clubs as well as remodels and other omnichannel customer initiatives, such as same day pickup and delivery;

•	investments and capital expenditures we will make and how certain of those investments and capital expenditures are expected to be financed;

•	our workforce strategy, including the availability of necessary personnel to staff our stores, clubs and other facilities and the potential impact of changes to the costs of labor;

•	volatility in currency exchange rates affecting our consolidated, or one or more of our segments’ results of operations;

•

the Company continuing to provide returns to shareholders through share repurchases and dividends, the use of share repurchase authorization over a certain period or the source of funding of a certain portion of our share repurchases;

•

our sources of liquidity, including our cash, continuing to be adequate or sufficient to fund our operations, finance our global investment and expansion activities, pay dividends and fund share repurchases;

•	cash flows from operations, our current cash position and access to capital markets or credit will continue to be sufficient to meet our anticipated operating cash needs;

•	our effective tax rate for certain periods and the realization of certain net deferred tax assets and the effects of resolutions of tax-related matters;

S-v

•

the adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which we operate and elsewhere and actions with respect to such policies, programs and initiatives (including, but not limited to, changes in the enforcement priorities of regulatory authorities);

•

the effect of adverse decisions in, or settlement of, litigation or other proceedings or investigations to which we are subject and the liabilities, obligations and expenses, if any, that we may incur in connection therewith, including expenses pertaining to general liability claims, for which we self-insure;

•	the effect on our results of operations or financial position of our adoption of certain new, or amendments to existing, accounting standards; or

•

our commitments, intentions, plans or goals related to environmental, social, and governance priorities, including, but not limited to, the sustainability of our environment and supply chains, the promotion of economic opportunity or other societal initiatives.

Our forward-looking statements may also include statements of our strategies, plans and objectives for our operations, including areas of future focus in our operations, and the assumptions underlying any of the forward- looking statements we make.

The forward-looking statements we make can typically be identified by the use therein of words and phrases such as “aim,” “anticipate,” “believe,” “continue,” “could be,” “could increase,” “could occur,” “could result,” “estimate,” “expansion,” “expect,” “expectation,” “expected to be,” “focus,” “forecast,” “goal,” “grow,” “guidance,” “intend,” “invest,” “is expected,” “may continue,” “may fluctuate,” “may grow,” “may impact,” “may result,” “objective,” “plan,” “priority,” “project,” “should,” “strategy,” “to be,” “we’ll,” “we will,” “will add,” “will allow,” “will be,” “will benefit,” “will change,” “will come in at,” “will continue,” “will decrease,” “will grow,” “will have,” “will impact,” “will include,” “will increase,” “will open,” “will remain,” “will result,” “will stay,” “will strengthen,” “would be,” “would decrease” and “would increase,” variations of such words or phrases, other phrases commencing with the word “will” or similar words and phrases denoting anticipated or expected occurrences or results.

Risks, Factors and Uncertainties Affecting Our Business

Our business operations are subject to numerous risks, factors and uncertainties, domestically and internationally, outside of our control. One, or a combination, of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in a forward-looking statement. These risks, factors and uncertainties, which may be global in their effect or affect only some of the markets in which we operate and which may affect us on a consolidated basis or affect only some of our reportable segments, include, but are not limited to:

Economic Factors

•	economic, geopolitical, capital markets and business conditions, trends and events around the world and in the markets in which we operate;

•	changes or modifications in tariff rates, exemptions therefrom or the imposition of new tariffs or new taxes on imports;

•	changes or modifications in trade restrictions or the imposition of new trade restrictions;

•	currency exchange rate fluctuations;

•	changes in market rates of interest;

S-vi

•	inflation or deflation, generally and in certain product categories;

•	transportation, energy and utility costs;

•	commodity prices, including the prices of oil and natural gas;

•	changes in market levels of wages;

•	changes in the size of various markets, including eCommerce markets;

•	unemployment levels;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels, and demand for certain merchandise;

•	trends in consumer shopping habits around the world and in the markets in which we operate;

•	consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; and

•	initiatives of competitors, competitors’ entry into and expansion in our markets or lines of business, and competitive pressures;

Operating Factors

•	the amount of our net sales and operating expenses denominated in U.S. dollars and various foreign currencies;

•	the financial performance of the Company and each of our segments, including the amount of our cash flow during various periods;

•	customer transaction and average ticket in our stores and clubs and on our eCommerce platforms;

•	the mix of merchandise we sell and our customers purchase;

•	the availability of goods from suppliers and the cost of goods acquired from suppliers;

•	the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives;

•	the financial and operational impacts of our investments in eCommerce, technology, talent and automation;

•	supply chain disruption and production, labor shortages and increases in labor costs;

•	the impact of acquisitions, divestitures, store or club closures and other strategic decisions;

•	our ability to successfully integrate acquired businesses;

•	unexpected changes in our objectives and plans;

•	the amount of inventory shrinkage we experience;

•	consumer acceptance of and response to our stores and clubs, eCommerce platforms, programs, merchandise offerings and delivery methods;

•	our gross profit margins, including pharmacy margins and margins of other product categories;

•	the selling prices of gasoline and diesel fuel;

•	disruption of seasonal buying patterns in our markets;

•	disruptions in our supply chain and inventory management;

•	developments and disruptions related to the deployment of artificial intelligence technologies;

•	cybersecurity events affecting us and related costs and impact of any disruption in business;

S-vii

•	our labor costs, including healthcare and other benefit costs;

•	our casualty and accident-related costs and insurance costs;

•	the size of and turnover in our workforce and the number of associates at various pay levels within that workforce;

•	the availability of necessary personnel to staff our stores, clubs and other facilities;

•	delays in the opening of new, expanded, relocated or remodeled units;

•

developments in, and the outcome of, legal and regulatory proceedings and investigations to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith;

•	changes in the credit ratings assigned to the Company’s commercial paper and debt securities by credit rating agencies;

•	our effective tax rate; and

•	unanticipated changes in accounting judgments and estimates;

Regulatory and Other Factors

•

changes in existing tax, labor and other laws and changes in tax rates, including the enactment of laws and the adoption and interpretation of administrative rules and regulations, including those related to worker classification;

•

adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which we operate and elsewhere and actions with respect to such policies, programs and initiatives;

•	changes in government-funded benefit programs or changes in levels of other public assistance payments;

•	changes in currency control laws;

•	one or more prolonged federal government shutdowns;

•	the timing of federal income tax refunds;

•	natural disasters, changes in climate, catastrophic events and global health epidemics or pandemics; and

•	changes in generally accepted accounting principles in the United States.

Historically, our highest sales volume has occurred in the fourth quarter as a result of seasonal buying patterns, which patterns are difficult to forecast with certainty and can be affected by many factors.

Other Risk Factors; No Duty to Update

We discuss certain of the foregoing factors more fully, as well as certain other risk factors that may affect the results and other matters discussed in the forward-looking statements identified above, in our filings with the SEC, including under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K. The forward-looking statements that we make or that are made by others on our behalf are made based on our knowledge of our business and our operating environment and assumptions that we believed to be or will believe to be reasonable when such forward-looking statements were or are made. As a consequence of the risks, factors and uncertainties described above, the other risks, uncertainties and factors we disclose herein and in our Annual Report on Form 10-K and other reports we may file with the SEC, other risks not known to us at this time, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those results discussed in or implied or contemplated by our forward-looking statements.

S-viii

Consequently, this cautionary statement qualifies all forward-looking statements made in this prospectus supplement and the accompanying prospectus, including those forward-looking statements made in the documents incorporated by reference herein or therein. We cannot assure you that the results, events or developments expected or anticipated by us will be realized or, even if substantially realized, that those results, events or developments will result in the expected consequences for us or affect us, our business, our operations or our operating results in the manner or to the extent we expect. You are urged to consider all of these risks, factors and uncertainties carefully in evaluating the forward-looking statements made in this prospectus supplement and the accompanying prospectus, including those forward-looking statements made in the documents incorporated by reference herein or therein, and not to place undue reliance on such forward-looking statements, which speak only as of their dates. One, or a combination of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in a forward-looking statement. We undertake no obligation to revise or update any forward-looking statement to reflect subsequent events or circumstances, except to the extent required by applicable law.

S-ix

SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Walmart Inc.

Walmart Inc. is a people-led, technology-powered omnichannel retailer dedicated to helping people around the world save money and live better by providing the opportunity to shop in both retail stores and through eCommerce, and to access our other service offerings. Through innovation, we strive to continuously improve a customer-centric experience that seamlessly integrates our eCommerce and retail stores in an omnichannel offering that saves time for our customers. Each week, we serve approximately 280 million customers who visit more than 10,900 stores in 19 countries and through our numerous eCommerce websites and mobile applications.

Our strategy is to make every day easier for busy families, operate with discipline, sharpen our culture and become more digital, and make trust a competitive advantage. Making life easier for busy families includes our commitment to price leadership, which has been and will remain a cornerstone of our business, as well as increasing convenience to save our customers time. By leading on price, we earn the trust of our customers every day by providing a broad assortment of quality merchandise and services at everyday low prices (“EDLP”). EDLP is our pricing philosophy under which we price items at a low price every day so our customers trust that our prices will not change under frequent promotional activity. Everyday low cost is our commitment to control expenses so our cost savings can be passed along to our customers.

Employing approximately 2.1 million associates around the world as of January 31, 2026, we serve our customers and members primarily through the operation of three business segments:

•

Walmart U.S. is our largest segment with three primary store formats and eCommerce through walmart.com and other eCommerce brands. Walmart U.S. provides an omni-channel experience to customers, integrating retail stores and eCommerce, through services such as same-day pickup and delivery, ship-from-store, and digital pharmacy fulfillment options. Our Walmart+ membership offering provides enhanced omnichannel shopping benefits including unlimited free shipping on eligible items with no order minimum, unlimited delivery from store, fuel discounts, mobile Scan & Go and access to additional member benefits.

•

Walmart International consists of our operations outside of the U.S. and includes numerous formats divided into two major categories: retail and wholesale. These categories consist of many formats, including: supercenters, supermarkets, warehouse clubs (including our membership-only Sam’s Club formats) and cash & carry, as well as eCommerce through websites and mobile applications, including walmart.com.mx, walmart.ca, flipkart.com, PhonePe, samclub.cn and other sites.

•

Sam’s Club U.S. is a membership-only warehouse club that provides an omnichannel experience to members, integrating physical clubs and eCommerce through such services as curbside pickup, Scan & Go mobile checkout and payment, Just Go friction-free exit, ship-from-club and delivery-from-club.

We operate in all 50 states in the United States, Washington, D.C. and Puerto Rico, and through our wholly- owned subsidiaries in Canada, Chile, China and Africa (which includes Botswana, Eswatini, Lesotho, Malawi, Mozambique, Namibia, South Africa and Zambia), and our majority-owned subsidiaries in India, as well as Mexico and Central America (which includes Costa Rica, El Salvador, Guatemala, Honduras and Nicaragua).

Walmart Inc. was incorporated in the State of Delaware on October 31, 1969. We maintain our principal executive offices at 1 Customer Drive, Bentonville, Arkansas 72716. Our main telephone number is 479-273-4000. The address of our corporate website is at www.corporate.walmart.com. The information contained on our corporate website or any other website maintained by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus is a part.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Walmart Inc., a Delaware corporation

Notes Offered	$350,000,000 aggregate principal amount of our floating rate notes; $650,000,000 aggregate principal amount of our 2029 notes; $1,000,000,000 aggregate principal amount of our 2031 notes; $1,250,000,000 aggregate principal amount of our 2033 notes; and $1,000,000,000 aggregate principal amount of our 2036 notes.

Maturity Dates	The floating rate notes will mature on April 30, 2029; the 2029 notes will mature on April 30, 2029; the 2031 notes will mature on April 30, 2031; the 2033 notes will mature on April 30, 2033; and the 2036 notes will mature on April 30, 2036.

Interest Rates	The floating rate notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR, plus 40 basis points (0.40%); the 2029 notes will bear interest at the rate of 4.000% per annum; the 2031 notes will bear interest at the rate of 4.150% per annum; the 2033 notes will bear interest at the rate of 4.450% per annum; and the 2036 notes will bear interest at the rate of 4.750% per annum.

Interest Payment Dates	Interest on the floating rate notes will be paid quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning on July 30, 2026, and interest on the 2029 notes, the 2031 notes, the 2033 notes and the 2036 notes will be paid semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2026.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes. The general corporate purposes for which we may use the net proceeds may include, among other uses, repayment, refinancing or replacement of maturing debt. See “Use of Proceeds.”

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Further Issuances	We may, without the consent of the holders of the outstanding notes of a series, from time to time, issue additional notes of that series ranking equally and ratably with the notes of such series that we are offering by this prospectus supplement and the accompanying prospectus and otherwise similar in all respects, including the same terms as to interest rate, maturity, and our optional redemption rights, to the notes of that series offered hereby except as otherwise noted under “Description of the Notes” in this prospectus supplement.

Optional Redemption	We may, at our option, redeem, as a whole or in part, any of the outstanding fixed rate notes at any time prior to the applicable Par Call Date (as defined herein) for such series of fixed rate notes, in each case, at the applicable “make-whole” redemption price determined as described under the heading “Description of the Notes—Optional Redemption of the Fixed Rate Notes” in this prospectus supplement, plus any accrued and unpaid interest thereon to, but excluding, the redemption date.

In addition, we may, at our option, redeem, as a whole or in part, any of the outstanding fixed rate notes at any time on or after the applicable Par Call Date for the notes of such series, in each case, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption of the Fixed Rate Notes” in this prospectus supplement.

The floating rate notes will not be redeemable.

Form of Notes	The notes of each series will initially be issued in book-entry form only and will be represented by one or more registered global securities (the “global securities”) deposited with, and registered in the name of, The Depository Trust Company (“DTC”) or a nominee of DTC for the credit of the accounts of its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Book-Entry Issuance and Settlement” in each of this prospectus supplement and the accompanying prospectus.

Governing Law	The notes will be, and the indenture under which the notes will be issued is, governed by the laws of the State of New York.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the specific factors set forth under the heading “Risk Factors” in this prospectus supplement, as well as the other information contained or incorporated herein by reference, including Part I. Item 1A “Risk Factors” in our Annual Report on Form 10-K, before investing in any of the notes offered hereby.

Listing	We do not intend to apply for listing of the notes on any securities exchange.

Trading

The notes of each series are a new issue of securities with no established trading market. Certain of the underwriters have advised us that they or certain of their affiliates currently intend to make a market in the notes of each series, but they are not obligated to do so and may, in their sole discretion, discontinue market making at any time without notice with respect to the notes of any or all of the series. See “Underwriting” in this prospectus supplement for more information about possible market making by certain of the underwriters or their affiliates.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Calculation Agent	The Bank of New York Mellon Trust Company, N.A. will act as the calculation agent for determining Compounded SOFR for each interest payment period with respect to the floating rate notes. See “Description of Notes—Interest Rate on the Floating Rate Notes” for more information regarding the calculation of the interest rates for the floating rate notes.

RISK FACTORS

Investing in the notes involves certain risks. Before making a decision to invest in the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus relating to the notes being offered hereby that we file with the SEC. We discuss certain risks relating to our business in our Annual Report on Form 10-K under the heading “Part I. Item 1A. Risk Factors,” which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

An active trading market for the notes may not develop.

The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of any series on any securities exchange. We cannot assure you that a trading market for the notes of any series will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. In the past, some of our debt securities have been thinly traded. Certain of the underwriters have advised us that they or certain of their respective affiliates may make a market in the notes of each series. However, none of the underwriters is obligated to do so, and any market making activity with respect to the notes of any or all series by an underwriter may be discontinued by that underwriter, in its sole discretion, at any time and without notice. If no active trading markets develop for the notes of a series, you may be unable to resell the notes of that series at any price or at their fair market value.

If trading markets for the notes of a series develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes of a series will depend on many factors, including, among others, the following:

•	ratings that rating agencies assign to the notes of that series or any of our other debt securities;

•	our results of operations, our financial condition, including the aggregate amount of long-term debt we have outstanding from time to time, and our business prospects; and

•	conditions in the financial markets, including market rates of interest.

Conditions in the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes of any series and the yields on such notes.

Rating agencies continually review the ratings they have assigned to companies and their debt securities. Negative changes in the ratings assigned to us, notes of any series or our debt securities generally could have an adverse effect on the market prices of the notes of any series. The indenture that will govern the notes contains no limitation on the amount of long-term debt or other indebtedness that we may incur. If our aggregate indebtedness is too substantial, one or more of the rating agencies that rate series of our outstanding long-term and short-term debt may downgrade the rating of our outstanding debt securities, including the notes of one or more of the series of notes offered hereby. Such a downgrade in the rating of such notes could adversely affect the market for those notes or notes of other series and the yields on such notes or notes of other series.

The indenture does not contain any financial covenants.

Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, the notes will not, and the indenture that will govern the notes does not, contain any provision restricting us from paying dividends on our outstanding stock or issuing or repurchasing our securities.

The indenture under which the notes of all series will be issued contains no financial covenants of the Company, and our credit agreements contain only limited covenants, which restrict our ability to grant liens to secure indebtedness and to effect mergers and sales of all or substantially all of our assets. As a result, you are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Debt Securities—Provisions of the Indenture—Amalgamation, Consolidation, Merger or Sale of Assets” in the accompanying prospectus.

SOFR has a limited history and its composition and characteristics are not the same as the London Inter-Bank Offered Rate (“LIBOR”).

The Federal Reserve Bank of New York started publishing SOFR in April 2018, and, therefore, it has a limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Levels of SOFR going forward may bear little or no relation to historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, analysis of such data inherently involves assumptions, estimates and approximations.

In addition, LIBOR and SOFR are fundamentally different because (1) SOFR is a secured rate while LIBOR is an unsecured rate, and (2) SOFR is an overnight rate while LIBOR, which ceased publication in 2024, was a forward-looking rate that represented interbank funding over different maturities. As a result, there can be no assurance that SOFR, including Compounded SOFR, will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR and there can be no assurance that SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. Dollar LIBOR. The volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repurchase agreement market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase agreement market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to holders of the floating rate notes. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to maintain market acceptance could adversely affect the floating rate notes.

According to the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York, SOFR was developed for use in certain U.S. Dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a broad Treasury repurchase financing rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain or maintain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which holders of the floating rate notes can sell the floating rate notes in the secondary market.

In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on the floating rate notes is based on a Compounded SOFR rate and the SOFR Index, both of which have a limited history in the marketplace.

For each interest period with respect to the floating rate notes, the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Interest Rate on the Floating Rate Notes,” not the SOFR rate published on or in respect of a particular date during such floating rate notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any floating rate notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a floating rate notes interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the interest payment date for such floating rate notes interest period.

In addition, limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. The Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in floating rate notes may not be widely adopted by other market participants. If the market adopts a different calculation method, then the market value of the floating rate notes would likely be adversely affected.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Floating Rate Interest Payment Date (as defined herein) for such floating rate notes interest period. Because each such date is near the end of such interest period, holders of the floating rate notes will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for holders of the floating rate notes to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some holders of the floating rate notes may be unwilling or unable to trade the floating rate notes without changes to their IT systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.

The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively limited history, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders of the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If Walmart or its designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which is referred to as a “Benchmark Replacement,” as further described under the caption “Description of Notes—Interest Rate on the Floating Rate Notes.”

If a particular Benchmark Replacement (as defined herein) or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein), such as the ARRC, (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, Walmart or its designee. In addition, the terms of the floating rate notes expressly authorize Walmart or its designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of floating rate notes can sell such floating rate notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of floating rate notes can sell such floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

Walmart or its designee will make determinations, decisions and elections that could affect the return on, value of and market for the floating rate notes.

Walmart or its designee will make certain determinations with respect to the floating rate notes as further described under “Description of Notes—Interest Rate on the Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, Walmart or its designee will make certain determinations with respect to the floating rate notes in Walmart’s or its designee’s sole discretion as further described under “Description of Notes—Interest Rate on the Floating Rate Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by Walmart’s designee will be made by Walmart. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. For further information regarding these types of determinations, see “Description of Notes—Interest Rate on the Floating Rate Notes.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately $4,228,026,500, after deducting underwriting discounts and payment of transaction expenses. We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include repayment, refinancing or replacement of maturing debt, among other uses.

CAPITALIZATION

The following table presents the consolidated capitalization of Walmart Inc. and its consolidated subsidiaries as of January 31, 2026 and as of that date as adjusted to give effect to the offering and sale of the notes being offered hereby.

	January 31, 2026
	Actual	As Adjusted
	(in millions)
Short-term debt
Short-term borrowings	$6,596	$6,596
Long-term debt due within one year	3,542	3,542
Finance lease obligations due within one year	856	856

Total short-term debt and finance lease obligations	10,994	10,994

Long-term debt
Floating rate notes due 2029	—	350
4.000% notes due 2029	—	650
4.150% notes due 2031	—	1,000
4.450% notes due 2033	—	1,250
4.750% notes due 2036	—	1,000
Other long-term debt	34,624	34,624
Long-term finance lease obligations	5,905	5,905

Total long-term debt and finance lease obligations	40,529	44,779

Shareholders’ equity
Common stock and capital in excess of par value	7,613	7,613
Retained earnings	104,774	104,774
Accumulated other comprehensive loss	(12,770)	(12,770)

Total Walmart shareholders’ equity	99,617	99,617

Total debt and finance lease obligations and total Walmart shareholders’ equity	$151,140	$155,390

DESCRIPTION OF THE NOTES

The following description of the terms and conditions of the notes supplements the description of the more general terms and conditions of Walmart’s debt securities contained in the accompanying prospectus.

The notes of each series will be issued under and pursuant to the indenture dated as of July 19, 2005, as supplemented (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The floating rate notes, the 2029 notes, the 2031 notes, 2033 notes and the 2036 notes are each a separate series of notes under the indenture. The notes of each series will be issued in registered book-entry form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will constitute our senior unsecured debt obligations and will rank equally among themselves, with the notes of the other series being offered hereby and with all of our other existing and future senior unsecured debt.

The floating rate notes will mature on April 30, 2029; the 2029 notes will mature on April 30, 2029; the 2031 notes will mature on April 30, 2031; the 2033 notes will mature on April 30, 2033; and the 2036 notes will mature on April 30, 2036. Unless previously purchased and cancelled or, to the extent permitted by such series of notes, redeemed prior to maturity, we will repay the notes of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity.

The floating rate notes will be initially issued in an aggregate principal amount of $350,000,000; the 2029 notes will be initially issued in an aggregate principal amount of $650,000,000; the 2031 notes will be initially issued in an aggregate principal amount of $1,000,000,000; the 2033 notes will be initially issued in an aggregate principal amount of $1,250,000,000; and the 2036 notes will be initially issued in an aggregate principal amount of $1,000,000,000. We may, without the consent of the holders of the notes of a series, create and issue additional notes of that series ranking equally with and otherwise similar in all respects to the notes of that series (except for the public offering price, initial interest accrual date, initial interest payment date, and the issue date) so that those additional notes will be consolidated and form a single series with the other outstanding notes of that series that we are offering hereby; provided, however, that any additional notes of a series issued that are not fungible with the outstanding notes of that series for U.S. federal income tax purposes will be issued under one or more separate CUSIP and ISIN numbers. No additional notes of a series may be issued if an event of default under the indenture has occurred and is continuing.

Interest Rate on the Floating Rate Notes

The floating rate notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR plus 40 basis points (0.40%). In no event will the interest on the floating rate notes be less than zero.

Interest on the floating rate notes will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on July 30, 2026, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the floating rate notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the floating rate notes. If January 30, April 30, July 30 or October 30 of any year is not a business day, then the next succeeding business day will be the applicable Floating Rate Interest Payment Date and interest on the floating rate notes will be paid on such next succeeding business day (unless such next succeeding business day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the business day immediately preceding such January 30, April 30, July 30 or October 30, and interest on the floating rate notes will be paid on such immediately preceding business day). If the maturity date of the floating rate notes is not a business day, the payment of principal of, and interest on, the floating rate notes will be made on the next succeeding business day and no interest will accrue for the period from and after the maturity date.

The “initial interest period” means the period from and including the settlement date of the floating rate notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “interest period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the floating rate notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the floating rate notes to, but excluding, the maturity date. Interest on the floating rate notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the initial interest period will be Compounded SOFR determined on July 28, 2026, plus 40 basis points (0.40%). Thereafter, the interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 40 basis points (0.40%).

The Bank of New York Mellon Trust Company, N.A., or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the floating rate notes at any time without notice to the holders of the floating rate notes. The interest rate and amount of interest to be paid on the floating rate notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the floating rate notes. So long as Compounded SOFR is required to be determined with respect to the floating rate notes, there will at all times be a calculation agent. In the event that any then-acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail to duly establish Compounded SOFR for any interest period, or that we propose to remove such calculation agent, we will appoint another calculation agent.

The amount of interest accrued and payable on the floating rate notes for each interest period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or ..0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period, which for the initial interest period shall be April 28, 2026 (which is two U.S. Government Securities Business Days before the scheduled settlement date of the issuance of the floating rate notes);

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such interest period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(a)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(b)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such interest period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

SOFR and the SOFR Index

SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	if made by us, will be made in our sole discretion;

(3)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(4)

notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the trustee, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the trustee, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the trustee, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of our designee.

Interest Rates on the Fixed Rate Notes

The notes of each series of fixed rate notes will bear interest from April 30, 2026 at the annual interest rate specified for notes of that series on the cover page of this prospectus supplement. Interest on the notes of each series of fixed rate notes will be paid semi-annually on April 30 and October 30 of each year, beginning on October 30, 2026.

Interest on the fixed rate notes of each series will be payable to the person in whose name the note is registered at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the notes of each series will be computed on the basis of a 360-day year of twelve 30-day months.

Other Terms of the Notes

If any interest payment date for notes of any series would otherwise be a day that is not a business day, then the interest payment date for notes of that series will be postponed to the following date that is a business day. Interest will not accrue as a result of any such postponed payment. The term “business day” means any day which is not a day on which banking institutions in The City of New York, or the relevant place of payment are authorized or required by law, regulation or executive order to close.

None of the notes will be subject to a sinking fund or will be convertible into or exchangeable for any other securities.

The notes of each series will be subject to defeasance as described under “Description of the Debt Securities—Provisions of the Indenture—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.

Optional Redemption of the Fixed Rate Notes

We may redeem the fixed rate notes of any series, at our option and, as to each series of fixed rate notes, in whole or in part, at any time and from time to time, prior to the applicable Par Call Date for such series of fixed rate notes, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	(a) the sum of the present values of the Remaining Scheduled Payments (as defined below) less (b) interest accrued to, but excluding, the redemption date, and

•	100% of the principal amount of the fixed rate notes to be redeemed,

plus, in either case, any accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the applicable Par Call Date, we may redeem the fixed rate notes of any series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of fixed rate notes to be redeemed, plus any accrued and unpaid interest on such series of fixed rate notes to be redeemed to, but excluding, the redemption date.

“Par Call Date” means, in the case of the 2029 notes, March 30, 2029 (the date that is one month prior to the maturity date of such notes), in the case of the 2031 notes, March 30, 2031 (the date that is one month prior to the maturity date of such notes), in the case of the 2033 notes, February 28, 2033 (the date that is two months prior to the maturity date of such notes) and, in the case of the 2036 notes, January 30, 2036 (the date that is three months prior to the maturity date of such notes).

“Remaining Scheduled Payments” means, with respect to any series of fixed rate notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption (assuming that the fixed rate notes of such series matured on the applicable Par Call Date for the fixed rate notes of such series).

In determining the present value of the Remaining Scheduled Payments, we will discount such payments to the redemption date (assuming that such notes matured on the applicable Par Call Date, for such series of fixed rate notes) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus, in the case of the 2029 notes, 5 basis points, in the case of the 2031 notes, 5 basis points, in the case of the 2033 notes, 5 basis points and in the case of the 2036 notes, 10 basis points.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the notice of the redemption based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date for the notes of such series (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date for the notes of such series, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the notice of the redemption, H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such notice of the redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date for the notes of such series. If there is no United States Treasury security maturing on the applicable Par Call Date for the notes of such series, but there are two or more

United States Treasury securities with a maturity date equally distant from the applicable Par Call Date for the notes of such series, one with a maturity date preceding the applicable Par Call Date for the notes of such series, and one with a maturity date following the applicable Par Call Date for the notes of such series, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date for the notes of such series. If there are two or more United States Treasury securities maturing on the applicable Par Call Date for the notes of such series, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

We may redeem the fixed rate notes pursuant to each of the redemption rights described above in accordance with the redemption procedures described in the accompanying prospectus. Pursuant to those procedures, a notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed. See “Description of the Debt Securities—Redemption at Our Option” in the accompanying prospectus for information regarding such redemption procedures.

In the case of a partial redemption, selection of any fixed rate note for redemption, in the case of global securities representing such series of fixed rate notes, will be made in accordance with the policies and procedures of DTC (or another depositary), and in the case of certificated notes, will be made by lot. No fixed rate notes of a principal amount of $2,000 or less will be redeemed in part. If any fixed rate note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new fixed rate note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original fixed rate note. For so long as the fixed rate notes are held by DTC (or another depositary), the redemption of such notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the fixed rate notes or portions thereof called for redemption.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The floating rate notes will not be redeemable at our option.

Notices

Notices to holders of the notes of a series will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the notes of a series are represented by one or more global securities deposited with DTC or its nominee, notices to holders of such notes may be given by delivery of those notices to DTC, and such notices shall be deemed to be given on the date of delivery to DTC. The trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Concerning the Trustee, Registrar, Paying Agent and Calculation Agent

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the notes (as successor to J.P. Morgan Trust Company, National Association, as trustee). The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under the laws of the United States of America and provides trust services and acts as indenture trustee for numerous corporate securities issuances, including our other series of debt securities of which we are the issuer. The Bank of New York Mellon Trust Company, N.A. will also be the registrar and paying agent for the notes of each series and the calculation agent for the floating rate notes. We may maintain deposit accounts and conduct other banking transactions with one or more affiliates of the trustee in the ordinary course of business.

Governing Law

The notes of each series will be, and the indenture is, governed by the laws of the State of New York.

Other Matters

The notes of the various series will not be listed for trading on any securities exchange. Currently, no public market exists for the notes of any series, and no assurance can be given that one will develop.

We may acquire the notes of any or all of the various series by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Same-Day Settlement and Payment

We will make all payments of principal and interest on the notes of each series to DTC in immediately available funds. The notes of each series will trade in the same-day funds settlement system in the United States until maturity. Purchases of notes in secondary market trading must be in immediately available funds.

Secondary market trading in the notes between participants in Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds. See “Book-Entry Issuance and Settlement” in this prospectus supplement and the accompanying prospectus.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

The notes of each series will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with DTC and registered in the name of DTC or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described under the heading “Book Entry Issuance and Settlements—Form of the Debt Securities, Title and Transfers” in the accompanying prospectus.

Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may hold beneficial interests in notes directly through DTC, if they are participants in DTC, or indirectly through organizations that are participants in DTC.

Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by DTC and its participants. When you purchase notes through the DTC system, the purchases must be made by or through a direct or indirect participant in DTC. The participant will receive credit for the notes that you purchase on DTC’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in DTC through which you purchase the notes and not on DTC’s records. DTC will not have any knowledge of your beneficial ownership of the notes unless you are a direct participant in DTC. DTC’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement from DTC unless you are a direct participant in DTC. You should instead receive those documents from the direct or indirect participant in DTC through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers.

The trustee, as the paying agent for the notes, will wire payments on the notes to DTC as the custodian of the global securities. The trustee and we will treat the nominee of DTC, Cede & Co., any successor nominee of DTC or any successor depositary or nominee thereof as the owner of the global securities for all purposes.

Accordingly, neither we nor the trustee will have direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to the trustee, which will inform DTC, which will, in turn, inform DTC’s direct participants (or indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of DTC, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. DTC will credit payments to the cash accounts of DTC participants in accordance with DTC’s rules and procedures, to the extent received by DTC. DTC has established its procedures in order to facilitate transfers of the notes among participants of DTC. However, DTC is under no obligation to perform or continue to perform those procedures, and it may discontinue or change those procedures at any time. The registered holder of the notes will initially be Cede & Co., as nominee of DTC.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional bonds in registered form. It is intended that notes will be credited to the securities custody accounts of DTC holders on the settlement date on a delivery against payment basis.

Secondary Market Trading

Any secondary market trading of book-entry interests in the notes will take place through participants in DTC in accordance with the normal rules and operating procedures of DTC and will be settled using the procedures applicable to conventional bonds in registered form.

It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through DTC on days when DTC is open for business.

Additional information regarding book-entry and settlement procedures, as well as DTC, is set forth under “Book Entry Issuance and Settlement” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of the material U.S. federal income tax consequences of the ownership of the notes, see “U.S. Federal Income Tax Considerations” in the accompanying prospectus. The discussion of the material U.S. federal income tax consequences of the ownership of the notes under “U.S. Federal Income Tax Considerations” in the accompanying prospectus does not address all of the U.S. federal income tax consequences that may be relevant to a holder of notes in light of such holder’s particular circumstances or to a holder of notes subject to special rules under the U.S. federal income tax laws, such as a holder of a type described in the first paragraph under “U.S. Federal Income Tax Considerations” in the accompanying prospectus. We urge holders of notes to consult their own tax advisors concerning the particular U.S. federal income tax consequences that may be relevant to their particular circumstances or situations.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and U.S. Bancorp Investments, Inc. are acting as the joint book-running managers for the offering of the notes and as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement and the related pricing agreement entered into by the underwriters and us, the underwriters named below have severally, and not jointly, agreed to purchase from us the principal amount of notes of each series set forth opposite their name below:

Underwriters	Principal Amount of Floating Rate Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2033 Notes	Principal Amount of 2036 Notes
Citigroup Global Markets Inc.	$35,875,000	$66,625,000	$102,500,000	$128,125,000	$102,500,000
J.P. Morgan Securities LLC	35,875,000	66,625,000	102,500,000	128,125,000	102,500,000
Mizuho Securities USA LLC	35,875,000	66,625,000	102,500,000	128,125,000	102,500,000
Barclays Capital Inc.	30,800,000	57,200,000	88,000,000	110,000,000	88,000,000
HSBC Securities (USA) Inc.	30,800,000	57,200,000	88,000,000	110,000,000	88,000,000
U.S. Bancorp Investments, Inc.	30,800,000	57,200,000	88,000,000	110,000,000	88,000,000
BNP Paribas Securities Corp.	14,280,000	26,520,000	40,800,000	51,000,000	40,800,000
BofA Securities, Inc.	14,280,000	26,520,000	40,800,000	51,000,000	40,800,000
Goldman Sachs & Co. LLC	14,280,000	26,520,000	40,800,000	51,000,000	40,800,000
Morgan Stanley & Co. LLC	14,280,000	26,520,000	40,800,000	51,000,000	40,800,000
Wells Fargo Securities, LLC	14,280,000	26,520,000	40,800,000	51,000,000	40,800,000
BBVA Securities Inc.	7,350,000	13,650,000	21,000,000	26,250,000	21,000,000
NatWest Markets Securities Inc.	7,350,000	13,650,000	21,000,000	26,250,000	21,000,000
Santander US Capital Markets LLC	7,350,000	13,650,000	21,000,000	26,250,000	21,000,000
Scotia Capital (USA) Inc.	7,350,000	13,650,000	21,000,000	26,250,000	21,000,000
SMBC Nikko Securities America, Inc.	7,350,000	13,650,000	21,000,000	26,250,000	21,000,000
Standard Chartered Bank	7,350,000	13,650,000	21,000,000	26,250,000	21,000,000
TD Securities (USA) LLC	7,350,000	13,650,000	21,000,000	26,250,000	21,000,000
ICBC Standard Bank Plc	5,250,000	9,750,000	15,000,000	18,750,000	15,000,000
Loop Capital Markets LLC	4,375,000	8,125,000	12,500,000	15,625,000	12,500,000
Academy Securities, Inc.	3,500,000	6,500,000	10,000,000	12,500,000	10,000,000
AmeriVet Securities, Inc.	3,500,000	6,500,000	10,000,000	12,500,000	10,000,000
C.L. King & Associates, Inc.	3,500,000	6,500,000	10,000,000	12,500,000	10,000,000
Siebert Williams Shank & Co., LLC	3,500,000	6,500,000	10,000,000	12,500,000	10,000,000
Bridgeway Securities Corp	3,500,000	6,500,000	10,000,000	12,500,000	10,000,000

Total	$350,000,000	$650,000,000	$1,000,000,000	$1,250,000,000	$1,000,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the several underwriters to purchase the notes included in this offering are subject to certain conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

We have been advised by the underwriters that they initially propose to offer part of the notes of each series directly to the public at the offering price for notes of that series set forth on the cover page of this prospectus supplement. The underwriters may also offer notes of each series to securities dealers at that price less concessions not in excess of 0.150% of the principal amount of the floating rate notes, 0.150% of the principal amount of the 2029 notes, 0.200% of the principal amount of the 2031 notes, 0.250% of the principal amount of the 2033 notes and 0.250% of the principal amount of the 2036 notes. The underwriters may allow, and these dealers may reallow, a concession to other dealers not in excess of 0.100% of the principal amount of the floating rate notes, 0.100% of the principal amount of the 2029 notes, 0.150% of the principal amount of the 2031 notes, 0.150% of the principal amount of the 2033 notes and 0.200% of the principal amount of the 2036 notes. If all of the notes of a series are not sold at the initial offering price of such series, the underwriters may change the offering price and the other selling terms of the notes of such series. The offering of the notes of each series by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We will pay to the underwriters an underwriting discount of 0.250% in respect of the offering of the floating rate notes, 0.250% in respect of the offering of the 2029 notes, 0.350% in respect of the offering of the 2031 notes, 0.400% in respect of the offering of the 2033 notes and 0.450% in respect of the offering of the 2036 notes.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or, in the event such indemnification is determined to be prohibited by law, to contribute to payments which the underwriters may be required to make in respect of any of these liabilities.

We will pay transaction expenses, estimated to be $2,322,000, relating to the offering of the notes.

Stabilization, Short Positions and Market Making

In connection with the offering, the joint book-running managers, on behalf of the underwriters, may engage, directly or through their respective affiliates, in certain transactions that stabilize the price of the notes of any or all series, subject to applicable laws and regulations. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the joint book-running managers create a short position in the notes in connection with the offering by selling a larger principal amount of notes of one or more series than as set forth on the cover page of this prospectus supplement, the joint book-running managers may reduce that short position by purchasing notes of that series in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes of any series. In addition, neither the underwriters nor we make any representation that the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes of any or all series. As a result, the price of the notes of any series may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, but if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The notes of each series are a new issue of securities with no established trading market. We will not apply for the admission for trading of the notes of any series on, or the listing of the notes of any series on, any securities exchange or for inclusion of the notes of any series on any automated dealer quotation system. We have been advised by certain of the underwriters that they or certain of their respective affiliates may make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue market-making activities in the notes of a series at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes of any series or that an active public market for the notes of any series will develop. If an active public trading market for the notes of a series does not develop, the market price and liquidity of the notes of such series may be adversely affected. If the notes of a series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Certain Relationships and Activities

The underwriters and their affiliates have engaged in, are engaging in and in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, are receiving, or may in the future receive, customary fees and commissions for these transactions. Affiliates of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and U.S. Bancorp Investments, Inc. and certain of the other underwriters and/or affiliates thereof are lenders under our Amended and Restated Five-Year Credit Agreement, Amended and Restated 364-Day Credit Agreement and Amended and Restated Letter of Credit Facility Agreement. Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and U.S. Bancorp Investments, Inc. and certain of the other underwriters and/or affiliates thereof are dealers in our commercial paper program.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc. ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about April 30, 2026, which is the third trading day following the date of this prospectus supplement. This settlement cycle is referred to as “T+3.” Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, any purchaser who wishes to trade the notes on any date prior to one business day before delivery will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on any date prior to one business day before delivery should consult their own advisors.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Prohibition of Sales to European Economic Area Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.

In the UK, this prospectus supplement is being distributed only to, and is directed only at (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) persons outside the UK, or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.

Notice to Prospective Investors in Canada

The notes offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea (“Korea”) or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including, without limitation, the Financial Investment

Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Act and its subordinate decrees and regulations) in connection with the purchase of the notes.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Designated Securities and Futures (Offers of Investments) (Designated Securities and Designated Securities-based Derivatives Contracts) Regulations 2018. Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell, give advice regarding or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Notice to Prospective Investors in United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Hunton Andrews Kurth LLP, Houston, Texas, will pass on the validity of the notes on our behalf. Simpson Thacher & Bartlett LLP, Palo Alto, California, will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements that are included in our Annual Report on Form 10-K for the year ended January 31, 2026, and the effectiveness of our internal control over financial reporting as of January 31, 2026, as set forth in their reports thereon. Those reports are incorporated by reference herein and in the accompanying prospectus and our shelf registration statement of which the accompanying prospectus is a part. Our consolidated financial statements described above are incorporated by reference herein and in the accompanying prospectus in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

DEBT SECURITIES

This prospectus of Walmart Inc. relates to our offer and sale of our debt securities of one or more different series from time to time. The debt securities of each series we may offer pursuant to this prospectus will have terms and conditions distinct from the terms and conditions of each other series of our debt securities. We will determine the terms and conditions of each series of debt securities when we first offer debt securities of that series.

We describe in this prospectus certain terms and conditions of the debt securities we may offer. For each offering of debt securities, we will provide a prospectus supplement describing the specific terms and conditions of the debt securities of each series being offered thereby to the extent those terms and conditions are not described, or differ from the terms and conditions described, in this prospectus. The applicable prospectus supplement will describe, as to the debt securities of each series being offered thereby, among other things:

•	the principal amount of those debt securities (which may be subject to increase in the event of further issuances);

•	the price or prices at which those debt securities are being offered to the public;

•	the currency in which those debt securities are denominated;

•	the maturity date of those debt securities;

•	the interest rate or rates for those debt securities, which may be fixed or variable;

•	the dates on which we will pay the principal of and premium, if any, and interest on those debt securities;

•	any redemption rights applicable to those debt securities; and

•	whether we will list those debt securities for trading on a securities exchange.

The applicable prospectus supplement may also contain other important information concerning our company, the debt securities being offered and the offering, including tax consequences of an investment in those debt securities other than those described in this prospectus. Information in the applicable prospectus supplement or incorporated by reference into this prospectus subsequent to the date of this prospectus will supplement, and may, in certain instances, update, modify or replace other information contained or incorporated by reference in this prospectus.

Investing in our debt securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus. We also discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K. We may update the risk factors discussed in our mostly recently filed Annual Report on Form 10-K in our subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The prospectus supplement relating to a particular offering of debt securities may discuss certain risks of investing in those debt securities. You should carefully consider these risk factors and risks before deciding to purchase any debt securities offered pursuant to this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2023

i

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), using a shelf registration process. Under that registration statement, we may offer and sell, from time to time in one or more offerings, debt securities as described in this prospectus and in an applicable prospectus supplement. There is no limit on the aggregate principal amount of the debt securities that we may sell pursuant to the registration statement.

We urge you to read carefully both this prospectus and the applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Information By Reference,” before deciding if you will invest in any debt securities that we may offer pursuant to this prospectus. For further information about our company, our business, our financial performance and the debt securities, you should refer to the registration statement, the information incorporated by reference therein and the exhibits thereto. Some of those exhibits, including the indenture under which any debt securities offered by this prospectus will be issued, the supplemental indentures relating thereto and other important documents, are incorporated in that registration statement by reference to other filings we have made with the SEC. Copies of such documents can be obtained as noted below in “Where You Can Find More Information.”

As you read this prospectus, please remember that the specific terms and conditions of the debt securities described in the applicable prospectus supplement will supplement and may, in certain instances, update, modify or replace one or more of the general terms and conditions of the debt securities described in this prospectus. You should read carefully the particular terms of the debt securities described in the applicable prospectus supplement. If differences exist between the information relating to those debt securities contained in the applicable prospectus supplement and similar information contained in this prospectus, the information in such prospectus supplement will control. Consequently, certain of the statements made in this prospectus regarding the terms and conditions of the debt securities may not apply to the debt securities of a particular series.

We are not offering debt securities in any jurisdiction where the offer is not permitted.

In this prospectus and the applicable prospectus supplement, unless otherwise specified, the terms “we,” “us,” “our” and “our company” refer to Walmart Inc. and its consolidated subsidiaries. The term “applicable prospectus supplement” refers to the prospectus supplement accompanying this prospectus by which we offer specific debt securities in a particular offering.

We have not authorized anyone to provide any information concerning any debt securities we offer hereby other than the information contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us or to which we may refer you or the information incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any such free writing prospectus in deciding whether or not to invest in the debt securities we offer hereby. You should not assume that the information set forth in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus or the date of the document in which the particular information incorporated by reference into this prospectus is contained, respectively. Our business, financial condition and results of operations may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on our corporate website at www.stock.walmart.com. The information contained on our corporate website or any other website maintained by us is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part except to the extent that SEC filings on such websites are otherwise incorporated by reference herein. We will provide to you a copy of any or all of the filings incorporated by reference in this prospectus, as well as a copy of the indenture, including any supplemental indentures, and any other documents referred to in this prospectus, the applicable prospectus supplement or any applicable free writing prospectus, free of charge. To request a copy of any such filing or other document, you should write or call:

Walmart Inc.

Attention: Investor Relations

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-8446

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC or us as described above.

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus information contained in certain documents we file with the SEC, which means we disclose to you important information concerning us by referring you to those documents that we have incorporated by reference. Those documents that we are incorporating by reference into this prospectus form an important part of this prospectus.

We incorporate by reference into this prospectus the following documents:

•

our Annual Report on Form 10-K for our fiscal year ended January  31, 2023, including the portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 20, 2023, that are incorporated by reference into such Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for our fiscal quarters ended April 30, 2023, July 31, 2023 and October 31, 2023; and

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2023, March 6, 2023, March 24, 2023, April 17, 2023, June 2, 2023 and August 16, 2023.

All filings we subsequently make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than information in such filings that is furnished to, and not filed with, the SEC) shall also be deemed to be incorporated by reference into this prospectus so long as the registration statement of which this prospectus is a part remains effective. The filings to be incorporated by reference into this prospectus in the future will include our Annual Reports on Form 10-K (including the portions of our definitive proxy statements that are incorporated by reference therein), our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K (excluding any information furnished, and not filed, pursuant to Item 2.02 or Item 7.01, and any corresponding Item 9.01 related thereto, of Form 8-K).

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and the applicable prospectus supplement and in the filings previously filed with the SEC that are incorporated by reference into this prospectus. We may file one or more Current Reports on Form 8-K in connection with a particular offering of debt securities pursuant to this prospectus to incorporate by reference into this prospectus information concerning our company or the specific terms of that offering of debt securities and to file with the SEC documents used in connection with that offering. When we use the term “prospectus” in this prospectus or in any applicable prospectus supplement, we are referring to this prospectus as updated and supplemented by all information incorporated by reference into this prospectus from our most recently filed Annual Report on Form 10-K (including the portions of our most recently filed definitive proxy statement that is incorporated by reference therein), our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as all information incorporated by reference from the other filings and documents incorporated by reference into this prospectus as described above. You can obtain any of our filings incorporated by reference into this prospectus from us or the SEC as noted above in “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein or therein, may contain or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Exchange Act, that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Exchange Act as well as protections afforded by other federal securities laws. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment’s or business’, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. These forward-looking statements may relate to:

•

macroeconomic, geopolitical, and business conditions, trends and events around the world and in the markets in which we operate, including inflation or deflation, generally and in certain product categories, the impact of supply chain challenges, and recessionary pressures;

•

the growth of our business or change in our competitive position in the future or in or over particular periods, both generally and with respect to particular markets, segments or lines of business, including, but not limited to, advertising, fulfillment, healthcare, and financial services;

•

the amount, number, growth, increase, reduction or decrease in or over certain periods, of or in certain financial items or measures or operating measures, including our earnings per share, net sales, comparable store and club sales, our eCommerce sales, liabilities, expenses of certain categories, expense leverage, operating income, returns, capital and operating investments or expenditures of particular types and new store and club openings, inventory levels and associated costs, product mix and demand for certain merchandise, consumer confidence, disposable income, credit availability, spending levels, shopping patterns and debt levels;

•

our increasing investments in eCommerce, technology, automation, supply chain, new stores and clubs as well as remodels and other omni-channel customer initiatives, such as same day pickup and delivery;

•	investments and capital expenditures we will make and how certain of those investments and capital expenditures are expected to be financed;

•	our workforce strategy, including the availability of necessary personnel to staff our stores, clubs and other facilities and the potential impact of changes to the costs of labor;

•	volatility in currency exchange rates affecting our consolidated, or one or more of our segments’ results of operations;

•

the company continuing to provide returns to shareholders through share repurchases and dividends, the use of share repurchase authorization over a certain period or the source of funding of a certain portion of our share repurchases;

•

our sources of liquidity, including our cash, continuing to be adequate or sufficient to fund our operations, finance our global investment and expansion activities, pay dividends and fund share repurchases;

•	cash flows from operations, our current cash position and access to capital markets or credit will continue to be sufficient to meet our anticipated operating cash needs;

•	the reclassification of amounts related to our derivatives;

•	our effective tax rate for certain periods and the realization of certain net deferred tax assets and the effects of resolutions of tax-related matters;

•

the adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which we operate and elsewhere and actions with respect to such policies, programs and initiatives (including, but not limited to, changes in the enforcement priorities of regulatory authorities);

•	the effect of adverse decisions in, or settlement of, litigation or other proceedings or investigations to which we are subject;

•	the effect on the company’s results of operations or financial position of the company’s adoption of certain new, or amendments to existing, accounting standards; or

•

our commitments, intentions, plans or goals related to environmental, social, and governance priorities, including, but not limited to, the sustainability of our environment and supply chains, the promotion of economic opportunity or other societal initiatives.

Our forward-looking statements may also include statements of our strategies, plans and objectives for our operations, including areas of future focus in our operations, and the assumptions underlying any of the forward-looking statements we make. The forward-looking statements we make can typically be identified by the use therein of words and phrases such as “aim,” “anticipate,” “believe,” “could be,” “could increase,” “could occur,” “could result,” “continue,” “estimate,” “expansion,” “expect,” “expectation,” “expected to be,” “focus,” “forecast,” “goal,” “grow,” “guidance,” “intend,” “invest,” “is expected,” “may continue,” “may fluctuate,” “may grow,” “may impact,” “may result,” “objective,” “plan,” “priority,” “project,” “strategy,” “to be,” “we’ll,” “we will,” “will add,” “will allow,” “will be,” “will benefit,” “will change,” “will come in at,” “will continue,” “will decrease,” “will grow,” “will have,” “will impact,” “will include,” “will increase,” “will open,” “will remain,” “will result,” “will stay,” “will strengthen,” “would be,” “would decrease” and “would increase,” variations of such words or phrases, other phrases commencing with the word “will” or similar words and phrases denoting anticipated or expected occurrences or results.

RISK FACTORS

Our business operations are subject to numerous risks, uncertainties and other factors, domestically and internationally, that are outside of our control. One, or a combination, of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in any such forward-looking statement. These risks, factors and uncertainties, which may be global in their effect or affect only some of the markets in which we operate and which may affect us on a consolidated basis or affect only some of our reportable operating segments, include, but are not limited to:

Economic Factors

•	economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which we operate;

•	currency exchange rate fluctuations;

•	changes in market rates of interest;

•	inflation or deflation, generally and in certain product categories;

•	transportation, energy and utility costs;

•	commodity prices, including the prices of oil and natural gas;

•	changes in market levels of wages;

•	changes in the size of various markets, including eCommerce markets;

•	unemployment levels;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels, and demand for certain merchandise;

•	trends in consumer shopping habits around the world and in the markets in which we operate;

•	consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; and

•	initiatives of competitors, competitors’ entry into and expansion in our markets or lines of business, and competitive pressures;

Operating Factors

•	the amount of our net sales and operating expenses denominated in U.S. dollar and various foreign currencies;

•	the financial performance of our company and each of its segments, including the amount of our cash flow during various periods;

•	customer transaction and average ticket in our stores and clubs and on our eCommerce platforms;

•	the mix of merchandise we sell and our customers purchase;

•	the availability of goods from suppliers and the cost of goods acquired from suppliers;

•	the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives;

•	the financial and operational impacts of our investments in eCommerce, technology, talent, and automation;

•	COVID-19 recovery related challenges, including supply chain disruption and production, labor shortages and increases in labor costs;

•	the impact of acquisitions, divestitures, store or club closures, and other strategic decisions;

•	our ability to successfully integrate acquired businesses;

•	unexpected changes in our objectives and plans;

•	the amount of shrinkage we experience;

•	consumer acceptance of and response to our stores and clubs, eCommerce platforms, programs, merchandise offerings and delivery methods;

•	our gross profit margins, including pharmacy margins and margins of other product categories;

•	the selling prices of gasoline and diesel fuel;

•	disruption of seasonal buying patterns in our markets;

•	disruptions in our supply chain and inventory management;

•	cybersecurity events affecting us and related costs and impact of any disruption in business;

•	our labor costs, including healthcare and other benefit costs;

•	our casualty and accident-related costs and insurance costs;

•	the size of and turnover in our workforce and the number of associates at various pay levels within that workforce;

•	the availability of necessary personnel to staff our stores, clubs and other facilities;

•	delays in the opening of new, expanded, relocated or remodeled units;

•

developments in, and the outcome of, legal and regulatory proceedings and investigations to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith;

•	changes in the credit ratings assigned to our commercial paper and debt securities by credit rating agencies;

•	our effective tax rate; and

•	unanticipated changes in accounting judgments and estimates;

Regulatory and Other Factors

•	changes in existing tax, labor and other laws and changes in tax rates, including the enactment of laws, and the adoption and interpretation of administrative rules and regulations;

•	the imposition of new taxes on imports, new tariffs and changes in existing tariff rates;

•	the imposition of new trade restrictions and changes in existing trade restrictions;

•

adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which we operate and elsewhere and actions with respect to such policies, programs and initiatives;

•	changes in government-funded benefit programs or changes in levels of other public assistance payments;

•	changes in currency control laws;

•	one or more prolonged federal government shutdowns;

•	the timing of federal income tax refunds;

•	natural disasters, changes in climate, catastrophic events and global health epidemics or pandemics, including COVID-19; and

•	changes in generally accepted accounting principles in the United States.

Our business is seasonal to a certain extent due to calendar events, festivals and customs and national and religious holidays, as well as different weather patterns. Historically, our highest sales volume has occurred in the fiscal quarter ending January 31.

Other Risk Factors; No Duty to Update

We discuss certain of these factors more fully, as well as certain other risk factors that may affect the results and other matters discussed in the forward-looking statements identified above, in our filings with the SEC, including under the heading “Part I, Item 1A. Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC and “Part II, Item 1A. Risk Factors” in any Quarterly Report on Form 10-Q containing additional or updated risk factors filed with the SEC subsequently to the filing of our most recently filed Annual Report on Form 10-K. We may disclose additional or updated risk factors in any of our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the filing of our most recently filed Annual Report on Form 10-K.

The forward-looking statements that we make or that are made by others on our behalf are made based on our knowledge of our business and our operating environment and assumptions that we believed to be or will believe to be reasonable when such forward-looking statements were or are made. As a consequence of the risks, factors and uncertainties described above and in our Annual Reports on Form 10-K and other reports we may file with the SEC, other risks not known to us at this time, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those discussed in or implied or contemplated by our forward-looking statements.

Consequently, this cautionary statement qualifies all forward-looking statements made in this prospectus and each prospectus supplement relating hereto, including those forward-looking statements made in the documents incorporated by reference herein or therein. We cannot assure you that the results, events or developments expected or anticipated by us will be realized or, even if substantially realized, that those results, events or developments will result in the expected consequences for us or affect us, our business, our operations or our operating results in the manner or to the extent we expect. You are urged to consider all of these risks, factors and uncertainties carefully in evaluating the forward-looking statements made in this prospectus and any applicable prospectus supplement, including those forward-looking statements made in the documents incorporated by reference herein or therein, and not to place undue reliance on such forward-looking statements, which speak only as of their dates. One, or a combination of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in a forward-looking statement. We undertake no obligation to revise or update any forward-looking statement to reflect subsequent events or circumstances, except to the extent required by applicable law.

WALMART INC.

Walmart Inc. is the world’s largest retailer, with total revenue of $611.3 billion and total net sales of $605.9 billion in our fiscal year ended January 31, 2023. We are a people-led, technology-powered omni-channel retailer dedicated to helping people around the world save money and live better—anytime and anywhere—by providing the opportunity to shop in both retail stores and through eCommerce, and to access our other service offerings. Through innovation, we strive to continuously improve a customer-centric experience that seamlessly integrates our eCommerce and retail stores in an omni-channel offering that saves time for our customers. Each week, we serve approximately 240 million customers who visit approximately 10,500 stores and numerous eCommerce websites in 19 countries.

Employing approximately 2.1 million associates around the world, we serve our customers and members primarily through the operation of three business segments:

•

Walmart U.S. is our largest segment with three primary store formats and eCommerce through walmart.com and other eCommerce brands. Walmart U.S. provides an omni-channel experience to customers, integrating retail stores and eCommerce, through services such as pickup and delivery, ship-from-store, and digital pharmacy fulfillment options.

•

Walmart International consists of our operations outside of the U.S. and includes numerous formats divided into two major categories: retail and wholesale. These categories consist of many formats, including: supercenters, supermarkets, hypermarkets, warehouse clubs (including Sam’s Clubs) and cash & carry, as well as eCommerce through walmart.com.mx, walmart.ca, flipkart.com, walmart.cn and other sites.

•

Sam’s Club is a membership-only warehouse club which provides an omni-channel experience to customers, integrating retail stores and eCommerce through such services as Curbside Pickup, mobile Scan & Go, ship-from-club, and delivery-from-club.

We operate in all 50 states in the United States, Washington D.C. and Puerto Rico, and through our wholly-owned subsidiaries in Canada, Chile, China and Africa (which includes Botswana, Lesotho, Malawi, Mozambique, Namibia, South Africa, Eswatini (formerly Swaziland), and Zambia), and our majority-owned subsidiaries in India, as well as Mexico and Central America (which includes Costa Rica, El Salvador, Guatemala, Honduras and Nicaragua).

Walmart Inc.’s common stock is listed for trading on the New York Stock Exchange under the symbol “WMT.”

Walmart Inc. was incorporated in the State of Delaware on October 31, 1969. We maintain our principal executive offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716. Our main telephone number is 479-273-4000. The address of our corporate website is www.stock.walmart.com. Information contained on our corporate website or any other website maintained by us is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Except as otherwise specifically described in the prospectus supplement relating to a particular offering of debt securities, we may use the net proceeds from the sale of the debt securities:

•

to repay short-term borrowings incurred for general corporate purposes, including to finance capital expenditures, such as investments in eCommerce and technology, the purchase of land and construction of stores and other facilities and the acquisition of other companies or assets, and to finance the acquisition of inventory;

•	to repay or refinance long-term debt prior to or at maturity or to refinance debt of one or more of our subsidiaries;

•	to finance repurchases of our outstanding securities we make in the open market or pursuant to one or more tender offers;

•	to repay borrowings we have incurred to acquire, or assumed in connection with the acquisition of, other companies and assets;

•	to finance one or more acquisitions we make;

•	to finance particular capital expenditures we make;

•	to meet our working capital requirements; and

•	for other general corporate purposes.

We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from each offering will be used in the prospectus supplement related to such offering. Before we apply the net proceeds of any sale of our debt securities to one or more of these uses, we may temporarily invest those net proceeds in short-term marketable securities.

DESCRIPTION OF THE DEBT SECURITIES

We summarize below certain general terms and conditions that will apply to each series of debt securities that we may offer pursuant to this prospectus unless otherwise stated in the applicable prospectus supplement. The applicable prospectus supplement will describe the certain specific terms and conditions of the debt securities of each series being offered pursuant to this prospectus and that prospectus supplement, including any differences between those specific terms and conditions and the general terms and conditions we summarize below. We may, but need not, describe any additional or different terms and conditions of such debt securities in a report we file with the SEC, the information in which would be incorporated by reference in this prospectus. We urge you to review all of our filings with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find More Information” above regarding how you may obtain access to or copies of those filings.

We will issue the debt securities in one or more series under an indenture, dated as of July 19, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as “The Bank of New York Trust Company, N.A.”), as trustee, as such indenture has been amended and supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between us and the trustee, the Second Supplemental Indenture, dated as of December 19, 2014, between us and the trustee, and the Third Supplemental Indenture, dated as of June 26, 2018, between us and the trustee (which indenture, as amended and supplemented, we refer to below as the “indenture”). The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture. For a complete description of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to the offering of debt securities of that series.

A form of the debt securities of a series, reflecting the particular terms and provisions of a series of offered debt securities, has been or will be filed with the SEC in connection with the offering and is or will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture, each supplemental indenture thereto and the form of any debt security that has been filed in the manner described under “Where You Can Find More Information” or by contacting the trustee.

In this section of this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Walmart Inc. only and not to Walmart Inc. and its consolidated subsidiaries.

General Terms

The debt securities of each series offered pursuant to this prospectus will constitute our senior unsecured debt obligations and will rank equally among themselves and with all of our other existing and future unsecured and unsubordinated debt obligations. Consequently, the holders of the debt securities of such series will have a right to payment of the principal of and premium, if any, and interest on such debt securities equal to that of our other unsecured, unsubordinated creditors with respect to the payment of the amounts owing to them. None of our subsidiaries will have any obligation as to any of the debt securities or will guarantee the payment of amounts owing with respect to any of the debt securities.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will trade in book-entry form only and will be issued in certificated (i.e., physical) form only as global debt securities to a depositary as described under “Book-Entry Issuance and Settlement.” Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless previously redeemed or purchased and cancelled, we will repay the debt securities of each series at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. Unless specified otherwise in the applicable prospectus supplement, if the maturity date of the debt securities of a series (or a tax, optional or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax, optional or other redemption date) as a result of this delayed payment.

We may, without the consent of the holders of the debt securities of a series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of that series (except for the public offering price, initial interest accrual date, initial interest payment date, and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that any additional debt securities of a series that are not fungible with the outstanding debt securities of that series for U.S. federal income tax purposes will be issued under a separate CUSIP number and, if applicable, a separate ISIN number. The terms of the series of debt securities we create typically do not limit the maximum aggregate amount of the debt securities of a particular series that we can issue, although they may do so. No additional debt securities of any series may be issued under the indenture if an event of default under the indenture has occurred and is continuing.

Except as may be otherwise specified in the applicable prospectus supplement, the debt securities will not be convertible or exchangeable at our option or at the option of holders of the debt securities and will not be subject to a sinking fund. Except as may be otherwise specified in the applicable prospectus supplement, we will not have the right to redeem the debt securities of any series offered pursuant to this prospectus. Except as may be otherwise specified in the applicable prospectus supplement, holders will not have the right to require us to repurchase prior to maturity any of the debt securities of any series offered pursuant to this prospectus.

The debt securities will be subject to defeasance as described under “—Provisions of the Indenture—Legal Defeasance and Covenant Defeasance.”

Notices to registered holders of the debt securities of a series will be mailed to such holders. Any notice will be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication.

Debt securities of a series that we may offer pursuant to this prospectus will not be listed for trading on any securities exchange unless the applicable prospectus supplement states that those debt securities have been listed or admitted for trading, or that we have applied, or will apply, for the listing of and admission of those debt securities for trading on a particular securities exchange.

The laws of the State of New York govern the indenture, govern the outstanding debt securities of each series issued under the indenture and will govern any debt securities of a series to be issued under the indenture in the future.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued unless otherwise specified in the applicable prospectus supplement. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, a tax, optional or other redemption date as described below if applicable to the debt securities. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indenture, the term “business day” generally means any day, other than a Saturday or Sunday, on which banking institutions in the City of New York and any Place of Payment (as defined in the Indenture) of our debt securities of a series are open for business. However, the term “business day” may be defined differently for the debt securities of a specific series, in which event, the different definition will be described in the applicable prospectus supplement.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate for debt securities of that series specified in the title of that series appearing on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, any tax, optional or other redemption date or an interest payment date is not a business day, we will pay any principal, premium, if any, interest or redemption price otherwise payable on such day on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement.

Floating Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period and other terms of the offered notes. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on or redemption price of the debt securities of each series offered pursuant to this prospectus to the depositary for the debt securities of that series, which may be The Depository Trust Company, or “DTC,” or the common depositary for Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank SA/NV, or “Euroclear Bank,” as the operator of the Euroclear system, or “Euroclear,” for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of, the premium, if any, on, interest on and redemption price, if any, for those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within New York, New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Payments of amounts (including principal, premium, if any, interest and redemption price, if any) in respect of the debt securities which are initially delivered by us through the facilities of Clearstream or Euroclear will be made by us to a paying agent. While such debt securities are held by Clearstream or Euroclear, the paying agent will, in turn, make payments on such debt securities to the common depositary for Clearstream and Euroclear, which will distribute such payments to participants in Clearstream and Euroclear in accordance with their respective procedures.

Under the terms of the indenture, we and the trustee will treat the registered holder of such debt securities (i.e., DTC, Clearstream or Euroclear (or their respective nominees)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

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any aspects of the records of DTC, Clearstream, Euroclear or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC, Clearstream, Euroclear or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC, Clearstream, Euroclear or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

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DTC, Clearstream, Euroclear or any direct or indirect participant therein. Payments by such participants to the beneficial owners of our debt securities held through any such participant are the responsibility of such participant, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in the Borough of Manhattan, The City of New York, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment unless otherwise specified in the applicable prospectus supplement. The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position, it is otherwise replaced in such capacities as provided in the indenture or a different paying agent is named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. Secondary market trading in the debt securities between participants in Clearstream or Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds. See “Book-Entry Issuance and Settlement.”

Payment of Additional Amounts

Solely for debt securities of a series as to which we have specified in the applicable prospectus supplement that the terms of the debt securities of that series include the right to the payment of additional amounts and provided that alternative provisions for the payment of additional amounts are not specified in the applicable prospectus supplement, we will pay to each beneficial owner of such debt securities who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of the principal of, and interest on such beneficial owner’s debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that beneficial owner by the United States or any political subdivision or taxing authority thereof or therein (including any tax, assessment or other governmental charge imposed on the additional amounts so paid), will not be less than the amount provided in such beneficial owner’s debt securities to be then due and payable. Unless otherwise specified in the applicable prospectus supplement, we will not be required to make any payment of additional amounts for or on account of:

(a)

any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those debt securities or the receipt of payments in respect of those debt securities) between that beneficial owner, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States, including that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or (2) the presentation of any debt securities for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(b)	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge imposed by reason of that beneficial owner’s past or present status as a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)

any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, premium, if any, on, interest on or the redemption price for such beneficial owner’s debt securities;

(e)

any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, on, interest on or the redemption price for any debt securities if that payment can be made without withholding by any other paying agent;

(f)

any tax, assessment or other governmental charge that would not have been imposed but for the failure of a beneficial owner or any holder of debt securities to comply (to the extent that it is legally able to do so) with a request to satisfy any applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the debt securities, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge, including, without limitation, any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(g)

any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code; or

(h)	any combination of items (a), (b), (c), (d), (e), (f) and (g) above.

In addition, unless otherwise specified in the applicable prospectus supplement, to the extent described below, we will not pay additional amounts to a beneficial owner of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity. This exception will apply to a beneficial owner of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity only to the extent a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment subject to the tax, assessment or other governmental charge as to which withholding or another deduction occurs.

As used in this discussion of the payment of additional amounts, the term “beneficial owner” includes any person holding a debt security on behalf of or for the account of a beneficial owner and the term “Non-U.S. Person” means a person that is not a United States person. The term “United States person” means an individual citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Redemption upon Tax Event

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the applicable prospectus supplement for a series of debt securities, we become, or based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described above under the heading “—Payment of Additional Amounts” with respect to the debt securities of that series, then we may at our option redeem, in whole, but not in part, the debt securities of that series on not less than 30 nor more than 60 days’ prior notice given at any time after such an occurrence, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those debt securities to, but excluding, the date fixed for redemption.

Unless we default in payment of the redemption price upon the surrender of the debt securities for redemption, on and after the date fixed for redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Redemption at Our Option

If specified in the applicable prospectus supplement, we will have the option to redeem all or part of the outstanding debt securities of that series from time to time before the maturity date of the debt securities of that series. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed or, if the redemption price will be determined subsequently based on a formula, the formula for determining the redemption price. If less than all the debt securities of the series are to be redeemed, the particular debt securities of the series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate and that is in accordance with the rules of the applicable depositary. The price at which any debt securities are to be redeemed will be as specified in or determined in accordance with the terms of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed or, if the redemption price will be determined subsequently based on a formula, the formula for determining the redemption price; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and the CUSIP number, ISIN number or Common Code applicable to the debt securities to be redeemed.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date and any accrued and unpaid interest payable. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date; provided that, if the redemption price and any other amount owing with respect to any debt security called for redemption is not paid upon surrender of such debt security for redemption, the principal of such debt security will, until paid, bear interest from the redemption date at the rate borne by such debt security or as otherwise provided in such debt security. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Repurchase at the Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repurchase of those debt securities by us prior to the stated maturity of the debt securities of that series at the time or times and subject to the conditions specified in that prospectus supplement. If the holders of the debt securities of a series have that option, the applicable prospectus supplement will specify the optional repurchase date or dates and the optional repurchase price, or the method by which such price will be determined. The optional repurchase price will be the price at which, together with accrued interest to the optional repurchase date, the debt security may be repaid at the holder’s option on each such optional repurchase date.

Any tender of a debt security by the holder for repurchase will be irrevocable. Unless specified otherwise in the applicable prospectus supplement, any repurchase option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security, provided that the principal amount of the debt security remaining outstanding after repurchase will be an authorized denomination. Upon such partial repurchase, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the debt securities as to which the partial repurchase occurs.

If debt securities are represented by a global note as described under “Book-Entry Issuance and Settlement,” the securities depositary for the global note or its nominee will be the holder of the debt security and, therefore, will be the only entity that can exercise a right to repurchase of the debt security. In order to ensure that the depositary or its nominee will timely exercise a right to repurchase relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depositary through which it holds an interest in the debt security to notify the depositary of its desire to exercise a repurchase option by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner of those debt securities should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depositary.

Provisions of the Indenture

The indenture, which is a contract between us and the trustee, sets forth certain terms and conditions that may apply to, and be part of, the terms and conditions of the debt securities of a particular series, but that may not be expressly set forth in the debt securities of such series. The following discussion summarizes certain provisions of the indenture. The summary may not contain all of the information regarding the indenture’s terms you may want to have, and we urge you to read the full text of the indenture, including each supplement thereto. Those documents are exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference into such registration statement. We are incorporating by reference the provisions of the indenture summarized below by means of the section numbers of those provisions referred to below. The following summary is qualified in its entirety by those provisions of the indenture.

General

The indenture does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. This prospectus and the applicable prospectus supplement by which we offer the debt securities of one or more series will describe the following terms of the debt securities of each series being so offered:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

•	any priority of payment applicable to debt securities of the series;

•	the date or dates on which the principal and premium, if any, will be paid;

•

the method or methods by which payments of principal of, or premium, if any, or any interest on, debt securities of the series shall be determined if the amount of such payments may be determined with reference to an index, a formula or another method;

•

the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;

•	the date or dates from which interest, if any, will accrue;

•	the dates on which any accrued interest will be payable and the record dates for the interest payment dates;

•	the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•

the percentage of the principal amount at which the debt securities of the series will be issued and if less than face amount, the portion of the principal amount that will be payable upon acceleration of the maturity of those debt securities or at the time of any prepayment of those debt securities or the method for determining that amount;

•

if we may prepay the debt securities of the series in whole or in part, the terms of our prepayment right, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

•

the extent, if any, to which the debt securities of the series may be issued in temporary or permanent global form, the terms and conditions on which the debt securities issued in global form may be exchanged for definitive securities and the manner for payment of interest on debt securities represented by global securities;

•	the offices or agencies where the debt securities of the series may be presented for registration of transfer or exchange;

•	the place or places where the principal of and premium, if any, and interest, if any, on debt securities of the series will be paid;

•

if we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, the terms of our redemption or repurchase right, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions upon which any such redemption or repurchase made at our option will occur;

•

if we will be obligated to redeem or repurchase the debt securities of the series in whole or in part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, the terms of our redemption or repurchase obligation, including when and at whose option we will be obligated to redeem or repurchase the debt securities of the series, and the redemption or repurchase price or the method for determining the redemption or repurchase price and any other terms and conditions on which such redemption or repurchase must occur;

•

if any debt securities of the series will be convertible into any other securities of our company or exchangeable for other securities of our company or any other person, the terms on which any debt securities of the series will be convertible into any other securities of our company or exchangeable for other securities of our company or any other person, the conversion or exchange price or prices or conversion or exchange ratio or ratios, when such conversion or exchange may occur, or the method or methods of determining that price or prices or that ratio or ratios and the other terms and conditions, including anti-dilution terms, upon which any conversion or exchange may occur;

•	the denominations in which we will issue debt securities of the series if other than $2,000 and integral multiples of $1,000 in excess thereof;

•

the currency in which we will pay principal, premium, if any, interest and other amounts owing with respect to the debt securities of the series, which may be U.S. dollars, a foreign currency, a common currency or a composite currency;

•	if the debt securities of the series will be subordinated in right of payment to other debt securities or other indebtedness, the terms and conditions of that subordination;

•

if the debt securities of the series will be entitled to the payment of any additional amounts, the terms of our obligation to pay additional amounts and the conditions under which we will be required to pay such amounts;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	any addition to or change in the events of default with respect to, or covenants relating to, the debt securities of the series;

•	whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

•	any other specific terms and conditions of the series of debt securities. (Section 3.01)

If we sell debt securities of any series that are denominated in or whose purchase price is payable in one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant foreign currencies, currency units or composite currencies in each prospectus supplement relating to that series.

We may offer and sell series of the debt securities as original issue discount securities, as securities bearing no interest or as securities bearing interest at a rate that at the time of issuance is below market rates. We may also sell debt securities of a series at a substantial discount below their stated principal amount. We will describe the material U.S. federal income tax consequences and other special considerations applicable to the debt securities of a series or sales thereof in each prospectus supplement relating to an offering of debt securities of that series if and to the extent such consequences and considerations are not described in this prospectus.

Events of Default and Waiver

An event of default with respect to the debt securities of a series issued will occur if:

•	we fail to pay interest on any outstanding debt securities of that series when that interest is due and payable and that failure continues for 30 days;

•	we fail to pay principal of or premium, if any, on any outstanding debt securities of that series when that principal or premium, if any, is due and payable;

•

we fail to perform or we breach any covenant or warranty in the indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default from the trustee or the holders at least 25% of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	any other event occurs that is designated as an event of default with respect to a particular series of debt securities when that series of debt securities is established. (Section 7.01)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture.

If an event of default with respect to any series of outstanding debt securities occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us), the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us occurs and is continuing, the principal of and accrued and unpaid interest on the then outstanding debt securities of all series issued under the indenture will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. (Section 7.02)

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series and rescind and annul that acceleration, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those becoming due as a result of acceleration, have been made. (Section 7.02) If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred by the trustee in compliance with such request and subject to certain other conditions set forth in the indenture, proceed to protect the rights of the holders of the debt securities of that series. (Sections 7.03 and 7.12) The holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture and its consequences except an uncured default in the payment of principal of and premium, if any, or interest on those debt securities or with respect to any covenant or provision of the indenture that the indenture or the debt securities specifically provide cannot be waived without the consent of each holder of debt securities of that series. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the debt securities of that series. (Section 7.13)

The indenture provides that upon the occurrence of an event of default arising out of our failure to pay interest when due on the debt securities of a series or our failure to pay the principal of or premium, if any, on the debt securities of a series at their maturity, we will, upon the trustee’s demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal, premium, if any, and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts. (Section 7.03)

The indenture also provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of and premium, if any, and interest on the debt securities of that series or any redemption price or repurchase price when due and that such right will not be impaired without the consent of that holder. (Section 7.08)

The trustee is required, within 90 days after the occurrence of a default (as defined below) with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults with respect to the debt securities of that series known to the trustee. However, except in the case of default in the payment of principal of or premium, if any, or interest on any of the debt securities of that series, or in the payment of any sinking fund installment with respect to any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any event that is or would become, after notice or the passage of time or both, an event of default with respect to the debt securities of that series. (Section 8.02)

We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities. (Section 5.05)

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities or as to any series thereof, except for:

•	the rights of holders of debt securities to receive payments of principal, premium, if any, interest and additional amounts, if any, from the trust referred to below when those payments are due;

•

our obligations respecting the debt securities concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as “legal defeasance.” (Section 11.02)

In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. We refer to a discharge of this type as “covenant defeasance.” (Section 11.03)

To exercise either of the defeasance rights described above as to the outstanding debt securities of a series, certain conditions must be satisfied, including, among others:

•

we must irrevocably deposit, or cause to be deposited, with the trustee, in trust for the benefit of the holders of the outstanding debt securities of the series, moneys in the currency in which the debt securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the debt securities are denominated or a combination of cash and such securities, in amounts sufficient to pay the principal of and premium, if any, and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

•	no default or event of default under the indenture then exists on the date of such deposit, subject to certain exceptions;

•

such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the legal defeasance of the debt securities of a series, will be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law to that effect occurring after the date of the indenture;

•

the trustee must receive an opinion of counsel to the effect that, after the ninety-first day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy of our company or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders of the outstanding debt securities of the series; and

•

the trustee must receive an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any other creditors of us with the intent of defeating, hindering, delaying or defrauding any other creditors of us or others. (Section 11.04)

Satisfaction and Discharge

If we so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the debt securities, as provided for in the indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the indenture and the debt securities when:

•

all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen debt securities that have been replaced or paid and debt securities that have been subject to defeasance, have been delivered to the trustee for cancellation; or

•

all of the debt securities issued under the indenture not previously delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within 60 days or (iii) will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense, and we have irrevocably deposited or caused to be deposited with the trustee in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the indenture not previously delivered to the trustee for cancellation, for principal of, premium, if any, on and interest on those debt securities to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and

•	in either of the foregoing cases:

•	we have paid or caused to be paid all sums payable under the indenture by us;

•	no default or event of default under the indenture then exists; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 11.08)

Modification of the Indenture

We and the trustee may execute a supplemental indenture to add provisions to or to eliminate or change provisions of the indenture or to modify otherwise the rights of the holders of debt securities of one or more series if we have the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by that supplemental indenture. However, we and the trustee may not execute a supplemental indenture without the consent of each holder of debt securities of the series affected by that supplemental indenture if that supplemental indenture would, among other things:

•

change the maturity of, the principal of, or the stated maturity of any installment of interest or premium, if any, on, any such debt security, reduce the principal amount of or the premium, if any, or rate of interest on any such debt security, change any method for determining the rate of interest on any such debt security, change the obligation to pay any additional amounts with respect to any such debt security, reduce the amount due and payable on any such debt security upon the acceleration of its maturity or upon its repurchase or redemption if the amount payable upon acceleration, repurchase or redemption is otherwise less than the stated principal amount of that debt security, change the method of calculating interest on any such debt security of the affected series, change the currency in which the principal of or the premium, if any, or interest on any such debt security is payable, reduce the minimum rate of interest on any such debt security or impair the right to institute suit for the enforcement of any such payment on or with respect to any such holder’s debt securities;

•

reduce the percentage in principal amount of outstanding debt securities of any series described above as being required to consent to entry into a particular supplemental indenture or for the waiver of certain defaults under the indenture and their consequences; or

•	modify the provisions of the indenture relating to modification of the indenture, except in certain specified respects. (Section 9.02)

We and the trustee, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:

•	evidence the succession of another corporation to us and the successor’s assumption to our covenants with respect to the debt securities and the indenture;

•	add to our covenants further restrictions or conditions for the benefit of holders of all or any series of the debt securities;

•	cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be inconsistent with another provision;

•	add additional events of default with respect to all or any series of the debt securities;

•	add to, change or eliminate any provision of the indenture, provided that the addition, change or elimination will not affect any outstanding debt securities;

•	establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established;

•

evidence and provide for the acceptance of appointment of a successor trustee with respect to one or more series of debt securities and to add or change any provision to or of the indenture as necessary to have more than one trustee under the indenture; and

•	comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” (Section 9.01)

Amalgamation, Consolidation, Merger or Sale of Assets

The indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our properties and assets substantially as an entirety to any person or enter into any reorganization or arrangement, provided that:

•	any successor to us assumes our obligations on our outstanding debt securities issued under this indenture;

•	any successor to us must be an entity organized under the laws of a state of the United States;

•

after giving effect to such transaction, no event of default, as defined in the indenture, and no event that after notice or lapse of time, or both, would become an event of default shall have happened and be continuing; and

•	certain other conditions under the indenture are satisfied.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety, or reorganization or arrangement, that satisfies the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under “—Events of Default and Waiver.” (Sections 10.01 and 10.02)

No Limitations on Additional Debt and Liens

The indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. We may also incur from time to time additional debt other than through the issuance of debt securities under this prospectus. If we incur such additional debt by issuing other debt securities, we may, but need not, issue those debt securities pursuant to the indenture.

Indenture Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee under the indenture and will also be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus unless otherwise specified in the applicable prospectus supplement. The trustee is a national banking association with its principal offices in Los Angeles, California. The trustee administers debt securities that we have previously issued under the indenture through its Chicago, Illinois office, and we anticipate that the trustee will also administer the debt securities of each series issued pursuant to this prospectus through its Chicago, Illinois office.

The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us if an event of default, as described above under “ —Events of Default and Waiver,” occurs. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to its duty when an event of default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities of a series may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

We have previously issued under the indenture, and there were outstanding at the date of this prospectus, senior unsecured debt securities of a number of series. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures under which we have issued other debt securities that were outstanding at the date of this prospectus.

We and our subsidiaries have had in the past, and may maintain in the future, ordinary banking and trust relationships with The Bank of New York Mellon Trust Company, N.A. and certain of its affiliates. One of those affiliates has been an underwriter of debt securities we have previously sold and issued pursuant to the indenture.

The Trust Indenture Act provides that, upon the occurrence of a default under the indenture, if the trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days after it ascertains that it has that conflicting interest, either eliminate that conflicting interest or resign as trustee unless the default has been cured, waived or otherwise eliminated before the end of the 90-day period. If the trustee fails to resign in those circumstances, it is required to provide, within ten days after the 90-day period expires, notice of the conflicting interest to the holders of the debt securities outstanding under the indenture. Any security holder that has been a bona fide holder of debt securities issued for at least six months may petition a court of competent jurisdiction to remove the trustee and to appoint a successor trustee under the indenture if the trustee does not eliminate its conflicting interest or resign as indenture trustee upon the written request of such holder during the 90-day period described above. A security holder filing such a petition may be required by the court to undertake to pay the costs of such court action. In accordance with the Trust Indenture Act, as a result of the trustee being the indenture trustee as to other series of our debt securities issued under the indenture and as to other securities issued pursuant to at least one other indenture, the trustee would not be deemed to have a conflicting interest upon the default as to the debt securities of a particular series.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

Form of the Debt Securities, Title and Transfers

The debt securities of each series will initially be issued in book-entry form only and will be represented by one or more global notes that will be fully registered in the name of a depositary or a nominee of a depositary. Unless the prospectus supplement relating to the offering of debt securities of a particular series specifies otherwise, the global notes representing the debt securities of a series denominated in U.S. dollars will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., as DTC’s nominee, and the global notes representing the debt securities of a series denominated in a currency other than U.S. dollars will be deposited with a common depositary on behalf of Clearstream and Euroclear and registered in the name of that common depositary or a nominee of that common depositary. An affiliate of the trustee may act as the common depositary for Clearstream and Euroclear for the global notes representing debt securities of a series denominated in a currency other than U.S. dollars and, in such a case, such global notes may be registered in the name of such common depositary or a nominee of such common depositary. Unless and until a global note is exchanged in whole for securities in definitive registered form, such global note may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees. No person who acquires an interest in any global note will be entitled to receive a certificate or other instrument representing the person’s interest in the global notes except as described below or in the applicable prospectus supplement.

Although DTC, Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, Clearstream and Euroclear, none of them are under any obligation to perform or continue to perform their respective procedures, and the procedures of any of DTC, Clearstream and Euroclear may be modified or discontinued at any time. None of our company, the trustee, any paying agent, any registrar and any transfer agent with respect to our debt securities of any series offered by this prospectus and the applicable prospectus supplement will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing the operations of DTC, Clearstream or Euroclear.

Debt securities of a particular series represented by one or more global notes will be exchangeable for certificated debt securities of that series with the same terms and in authorized denominations only if:

•

DTC, Clearstream or Euroclear, as the case may be, is unwilling or unable to continue as depositary of debt securities of that series or ceases to be a clearing agency registered under applicable law, and we do not appoint a successor depositary within 90 days;

•	we decide to discontinue the book-entry system as to our debt securities of such series or of all series of our debt securities; or

•	an event of default has occurred and is continuing with respect to the debt securities of such series.

If a global note is exchanged for certificated debt securities, the trustee will keep the registration books for such debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

Actions and Notices

Unless and until certificated debt securities are issued and those particular debt securities are no longer held in the form of one or more global notes, all references in this prospectus or any prospectus supplement to actions by holders of any debt securities refer to actions taken or to be taken by DTC, Clearstream or Euroclear, as the case may be, upon instructions from its participants, and all references herein to payments and notices to the holders of debt securities refer to payments and notices to be made or given to DTC, its nominee, Clearstream, Euroclear, the common depositary for Clearstream and Euroclear or the nominee of such common depositary, as the case may be, as the registered holder of the offered debt securities.

The Clearing Systems and Settlement

Although the following information in this prospectus concerning DTC, Clearstream and Euroclear and their respective book-entry systems has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, none of DTC, Clearstream and Euroclear have any obligation to perform or continue to perform their respective procedures described below, and any of them may discontinue or change those procedures at any time.

DTC

DTC has advised as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct DTC participants’ accounts at DTC, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers (including underwriters of our debt securities), banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC,” which is the holding company for the National Securities Clearing Corporation and the Fixed Income Clearing Corporation, each of which is a registered clearing organization. The users of DTCC’s regulated subsidiaries’ services own DTCC. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. The rules applicable to DTC and the DTC participants are on file with the SEC. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Beneficial interests in a global note representing our outstanding debt securities and registered in the name of DTC or the nominee of DTC will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and DTC participants. When you purchase such debt securities, the purchases must be effected by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. Upon that purchase, you will become the beneficial owner of the purchased debt securities. If you purchase through a direct DTC participant, your interest will be recorded on the records of the direct DTC participant. If you purchase through an indirect DTC participant, your interest will be recorded on the records of the indirect DTC participant, while the direct DTC participant through which the purchase is effected will reflect ownership of those debt securities in the account it maintains for the indirect DTC participant. Neither DTC nor we will have any knowledge of your individual ownership of the debt securities. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers, including, if you are a customer of such DTC participant, any beneficial interests you may hold in our debt securities.

We and the trustee will treat the person in whose name a global note representing our debt securities is registered, whether DTC or its nominee, as the owner of such global note for all purposes. Accordingly, the trustee will pay all amounts payable with respect to such debt securities to the registered holder of such global note. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global note, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any of our debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note. We or, at our request, the trustee will send any redemption notices regarding debt securities of which you are the beneficial owner directly to DTC. In accordance with current practice, DTC will, in turn, inform the DTC participants, which will then contact you as a beneficial holder of the debt securities that are the subject of the redemption notice. DTC’s current practice is to pass through any consent or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, as the ultimate owner of debt securities, either directly or through the indirect DTC participant through which you hold the debt securities, or provide you with a proxy based on their respective customary practices. As a general proposition, we understand that under existing industry practices, if we request the holders of our debt securities to take, or if a beneficial owner of our debt securities wants to take, any action that a holder of such debt securities is entitled to take under the indenture, DTC would authorize the direct DTC participants holding the relevant beneficial interests in such debt securities to take that action. The DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of beneficial owners holding our debt securities through such DTC participants.

Under applicable rules, regulations and procedures, DTC must make book-entry transfers of our debt securities represented by global notes registered in the name of DTC or its nominee between direct DTC participants and receive and transmit distributions of principal of, premium, if any, on, interest on and the redemption price for such debt securities to the direct DTC participants whose accounts are credited with such debt securities as their interests appear. Those DTC participants with which investors have accounts to which such debt securities are credited must make similar book-entry transfers and receive and transmit payments on behalf of their respective customers.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons or to perfect such a security interest may be limited.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction.

Clearstream

Clearstream has advised as follows: Clearstream was incorporated as a professional depositary under Luxembourg law and is owned by Deutsche Börse AG, the shareholders of which are primarily banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in the accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector and supervision by the Luxembourg Central Bank. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. Clearstream is an indirect DTC participant.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary of Clearstream.

Euroclear

Euroclear has advised as follows: Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including United States dollars, euros, Japanese yen and United Kingdom pounds sterling. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear Bank conducts all operations for cross-border transactions, and all Euroclear securities clearance accounts and Euroclear cash accounts relating to international bonds, equities, derivatives and investment funds are accounts with Euroclear Bank. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear Bank is an indirect DTC participant. Euroclear Bank is a Belgian bank that is regulated by the Belgian Financial Services and Market Authority and the National Bank of Belgium.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law, or the “Euroclear Terms and Conditions,” govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the common depositary for Clearstream and Euroclear from the trustee or our paying agent, if any, with respect to those debt securities.

Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear Bank or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Clearstream and Euroclear Procedures

Each of Clearstream and Euroclear will record the ownership interests of its participants in our debt securities, record transfers of those securities and handle payments made and notices received with respect to such debt securities in much the same way as does DTC. If DTC is the depositary for the debt securities of a series, it will record the total ownership of any of the debt securities of the U.S. agent of Clearstream or Euroclear as a participant in DTC. When debt securities are to be transferred from the account of a direct DTC participant to the account of a Clearstream or Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, through a Clearstream or Euroclear participant, as appropriate, at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities against payment. After settlement, Clearstream or Euroclear, as the case may be, will credit its participant’s account with the interest in the debt securities purchased. Credit for the debt securities will appear on the next day (European time).

In instances in which the debt securities of a series are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.

When a Clearstream or Euroclear participant wishes to transfer debt securities to a direct DTC participant, the seller will be required to send instructions to Clearstream or Euroclear, as the case may be, through a Clearstream or Euroclear participant, as appropriate, at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream or Euroclear on the days when its system is open for business. Clearstream or Euroclear may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Clearstream or Euroclear on the same business day as in the United States.

Cross-Market Transfers

Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, electronic securities and payment transfer, processing, depositary and custodial links will be established among DTC, Clearstream and Euroclear to facilitate the initial issuance of any of those debt securities sold outside of the United States and cross-market transfers of those debt securities associated with secondary market trading. DTC, Clearstream and Euroclear have no obligation to perform or continue to perform the procedures described above, and any of them may discontinue or change those procedures at any time. Neither we nor the trustee, any registrar, any paying agent or any transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC, Clearstream, Euroclear or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing the operations of DTC, Clearstream or Euroclear.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Unless otherwise disclosed in the prospectus supplement relating to the debt securities of a particular series, the following is a discussion of the material U.S. federal income and, in the case of “non-United States holders” (as defined below), estate tax consequences of the ownership of debt securities of each series offered by means of this prospectus for beneficial owners of debt securities. Except where noted, this discussion deals only with debt securities held as capital assets and does not deal with special situations under U.S. federal income tax laws. For example, this discussion does not address:

•

tax consequences to beneficial owners of debt securities that may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, persons required to accelerate the recognition of any item of gross income with respect to the debt securities as a result of such income being recognized on an applicable financial statement, or, in some cases, an expatriate of the United States or a nonresident alien individual who has made a valid election to be treated as a United States resident;

•	tax consequences to persons holding debt securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to “United States holders” (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to beneficial owners of debt securities that are “controlled foreign corporations” or “passive foreign investment companies”;

•	tax consequences to beneficial owners of debt securities that are “contingent payment debt instruments”; or

•	alternative minimum tax consequences, if any.

For purposes of this discussion, a “United States holder” means a beneficial owner of debt securities that is:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-United States holder” is a beneficial owner of debt securities that is not a United States holder and is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns any of the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding any of the debt securities, you should consult your tax advisors.

The discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different than those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for U.S. federal income tax purposes. If any debt securities do not constitute debt for U.S. federal income tax purposes, the tax consequences of ownership of such debt securities could differ materially from the tax consequences described below. We will summarize any special U.S. federal tax considerations relevant to a particular issue of the debt securities in the applicable prospectus supplement or supplements.

This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase of the debt securities, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the debt securities, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Consequences to United States Holders

The following is a discussion of the material U.S. federal income tax consequences that will apply to you if you are a United States holder of debt securities.

Payments of Interest

Except as described below under “—Original Issue Discount,” interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities. Special rules described below apply to debt securities with a maturity of one year or less and debt securities that are denominated in a currency other than U.S. dollars (“foreign currency debt securities”).

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. In addition, if so specified in the applicable prospectus supplement, we may have the option to extend the stated maturity of the debt securities of a series for an extension period. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than certain holders.

Debt securities that provide for a variable rate of interest and that meet certain other requirements (“floating rate debt securities”) are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion above generally does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the applicable prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities with a maturity upon issuance of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for U.S. federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of the sale, exchange or retirement. In addition, if you are not required, and do not elect, to include accrued discount in income currently, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an OID debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of the payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service (the “IRS”). You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a “premium” and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all taxable debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange or Retirement of Debt Securities

Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID, market discount or any discount with respect to short-term debt securities that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to those debt securities other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Except as described above with respect to short-term debt securities or market discount, and with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities, that gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other disposition, the debt securities have been held for more than one year. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Reset Debt Securities; Extension of Maturity

If so specified in the applicable prospectus supplement, we or you may have the option to reset the interest rate, the spread or the spread multiplier of the debt securities of a series. In addition, if so specified in the applicable prospectus supplement, we may have the option to extend the stated maturity of the debt securities of a series for an extension period.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for U.S. federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities (although, in certain circumstances, such a deemed exchange may qualify as a tax-free recapitalization). If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exercise.

You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Foreign Currency Debt Securities

Payments of Interest. Except as described above under “—Original Issue Discount,” if you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	the date the interest payment is received if such date is within five business days of the end of the accrual period.

Upon receipt of an interest payment on such debt securities (including, upon the sale of such debt securities, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss.

Original Issue Discount. OID on debt securities that are also foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium. The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt securities are retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on foreign currency debt securities will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt securities.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange or Retirement. Upon the sale, exchange, retirement or other taxable disposition of foreign currency debt securities, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the foreign currency debt securities. Your initial tax basis in foreign currency debt securities generally will be your U.S. dollar cost of those foreign currency debt securities. If you purchased foreign currency debt securities with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt securities determined at the time of such purchase. If your foreign currency debt securities are sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Subject to the foreign currency rules discussed below and application of the rules with respect to short-term debt securities or market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt securities have been held for more than one year. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of foreign currency debt securities will generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of foreign currency debt securities may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt securities is your purchase price for the foreign currency debt securities calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt securities and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt securities. The amount of exchange gain or loss (with respect to both principal and accrued interest) will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt securities.

Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in the foreign currency received as interest on foreign currency debt securities or on the sale, exchange or retirement of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency determined on the date the foreign currency is received. Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be U.S. source gain or loss.

Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency debt securities to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of foreign currency debt securities, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in those debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Net Investment Income of Certain Persons

A 3.8% tax is imposed on the “net investment income” of certain individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. We urge you to consult with your tax advisor regarding the possible implications of this tax in your particular circumstances.

Consequences to Non-United States Holders

The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-United States holder of debt securities.

U.S. Federal Withholding Tax

Subject to the discussion of backup withholding and “FATCA” below, under the “portfolio interest” rule, U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•

either (1) you provide your name and address on an applicable IRS Form W-8 (or successor form) and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) as discussed below.

Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Subject to the discussion of backup withholding below, any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If your gain is described in the first bullet point above, such gain generally will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as described above with respect to effectively connected interest income. If you are an individual described in the second bullet point above, you will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the disposition, which gain may be offset by certain U.S. source capital losses.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment of interest to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

Generally, payors must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-United States holder as described above and provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code.

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest on the debt securities paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form

W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Consequences to Non-United States Holders—U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the debt securities.

The foregoing discussion is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership or disposition of the debt securities. Prospective purchasers of the debt securities should consult their own tax advisers concerning the tax consequences of their particular situations.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby:

•	to or through underwriters;

•	directly to investors, including to a single investor or a limited number of investors;

•	to or through dealers or agents; or

•	through a combination of any of those methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions at:

•	a fixed public offering price to the public or at prices to the public that may vary or may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices for such debt securities, if any; or

•	negotiated prices.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of debt securities under this prospectus.

The prospectus supplement relating to the offering of particular debt securities will set forth the manner and terms of the offering of those debt securities, including, as applicable:

•	whether such offering is being made directly or through underwriters, dealers or agents;

•	the names of any underwriters, dealers or agents and the amounts of debt securities being underwritten or purchased by each of them;

•	the rules and procedures for any bidding, auction or other process used in the offer and sale of such debt securities;

•	the price to the public of the debt securities;

•	the net proceeds we expect from the sale of the debt securities;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	the underwriting discounts, commissions and other items constituting underwriters’ compensation being paid in connection with any underwritten offering;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any listing of the debt securities for trading on a securities exchange.

Underwritten Offerings

We may offer debt securities to the public through underwriting syndicates represented by managing underwriters or through one or more underwriters without an underwriting syndicate. Each underwriter of any offering of debt securities will be identified in the applicable prospectus supplement used by the underwriters in conjunction with this prospectus to resell such debt securities. If underwriters are used for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may then resell the debt securities in one or more transactions, including in negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale or at negotiated prices. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased.

If we use an underwriter or underwriters in the sale of particular debt securities, we will execute an underwriting agreement and, in many instances, a related pricing agreement, with those underwriters at the time of sale of those debt securities, which agreement or agreements will establish the underwriting discount and other compensation of the underwriters. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any underwriter of debt securities will be an “underwriter” within the meaning of the Securities Act in connection with the debt securities offered through or by such underwriter. Any discounts or commissions the underwriters receive and any profit they realize on their resale of the debt securities they acquire in any underwritten offering will be deemed to be underwriting discounts or commissions under the Securities Act.

Underwriters of our debt securities and one or more of their respective affiliates may have engaged in, and in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or one or more of our subsidiaries and affiliates. They may have received, or may in the future receive, fees and commissions for these transactions that will be customary in the circumstances unless noted otherwise in the applicable prospectus supplement.

In the ordinary course of the business activities of the underwriters of our debt securities and their respective affiliates, such persons may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Moreover, certain of the underwriters of our debt securities or their affiliates that have a lending relationship with us may hedge their credit exposure to us. Such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debt securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered by this prospectus and the applicable prospectus supplement. Underwriters of our debt securities and one or more of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of the securities or other financial instruments of ours and our affiliates and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and other financial instruments.

Direct Sales and Sales Using Dealers, Agents and Remarketing Firms

We may solicit offers to purchase debt securities of one or more series directly from one or more institutional investors. Offers to purchase debt securities of one or more series may also be solicited by agents designated by us from time to time. Sales of debt securities in such instances may be at a fixed price or prices, which may be changed, at varying prices determined at the time of sale or at negotiated prices. Any agents involved in the offer or sale of debt securities will be named, and any commissions payable by us to those agents will be set forth, in the applicable prospectus supplement.

If dealers are utilized in a sale of our debt securities offered by means of this prospectus and the applicable prospectus supplement, we will sell those debt securities to those dealers as principals. The dealers may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement relating to the debt securities sold by such dealers will include any required information about the compensation received by such dealers in connection with any such offer and sale of our debt securities, including any discounts, commissions or concessions underwriters allow to participating dealers in connection with an underwritten offering of our debt securities.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the debt securities offered by means of this prospectus, if the applicable prospectus supplement relating to such offering so indicates. Such offers and sales will be made pursuant to a remarketing arrangement contemplated by the terms of the debt securities. Remarketing firms will act as principals for their own accounts or as agents in any such remarketing of debt securities. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. If there is a remarketing arrangement with respect to the particular debt securities described in an applicable prospectus supplement, that prospectus supplement will identify any such remarketing firm and the terms of its agreement, if any, with us respecting such remarketing arrangement and describe the remarketing firm’s compensation.

Any dealers, agents and remarketing firms named in an applicable prospectus supplement relating to the offer and sale or remarketing of our debt securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the debt securities offered thereby. Any discounts, commissions, concessions or other compensation they receive from us or other sources in connection with any such transaction of our debt securities and any profit they realize on their resale of such debt securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Dealers, agents and remarketing firms through whom any of the debt securities are offered or remarketed or one or more of their respective affiliates may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

Delayed Delivery Contracts or Forward Contracts

If indicated in an applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the applicable prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Indemnification

We may agree to indemnify the underwriters, dealers, agents and remarketing firms under underwriting or other agreements entered into in connection with the offer and sale of debt securities against certain civil liabilities, including liabilities under the Securities Act, or, in the event such indemnification is determined to be prohibited as a matter of law, to contribute to payments that those underwriters, dealers, agents and remarketing firms are required to make relating to those liabilities.

Stabilization and Other Matters

In order to facilitate the offering of the debt securities, an underwriter of the debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other of our debt securities the prices of which may be used to determine payments on the debt securities. Specifically, an underwriter may over-allot debt securities, that is, sell more debt securities than it is obligated to purchase, in connection with an offering of our debt securities, thereby creating a short position in those debt securities for its own account. In addition, to cover over-allotments or to stabilize, maintain or otherwise affect the market price of the debt securities or of any other debt securities at levels above those that might otherwise prevail, an underwriter may bid for, and purchase, the debt securities or any other debt securities in the open market, including by entering stabilization bids, effecting syndicate covering transactions or imposing penalty bids. In any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels or retard a decline in the market price of the debt securities. These transactions may be effected on a securities exchange on which the debt securities are listed or admitted for trading, in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities, and may end any of these activities at any time.

Market for Debt Securities

Unless stated otherwise in the applicable prospectus supplement, each series of debt securities will be a new issue of the debt securities and will have no established trading market. Any underwriters to whom or through whom any of the debt securities are sold for public offering and sale may make a market in such offered debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered in any particular offering may or may not be listed on a securities exchange. We cannot assure you that there will be a market for any of the debt securities offered and sold under this prospectus.

Restrictions on Resale

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Electronic Distribution

This prospectus and the applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and the applicable prospectus supplement in electronic format and any electronic road show containing any presentation by a member of our management, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Trading Prior to Settlement

In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. As of the date of this prospectus, that date may be between the second and tenth business day following the date of the applicable prospectus supplement, and beginning May 28, 2024, that date may be between the first and tenth business day following the date of the applicable prospectus supplement.

As of the date of this prospectus and until May 28, 2024, under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date specified on the cover page of the applicable prospectus supplement is later than the second business day following the trade date, then any purchaser who wishes to trade the debt securities prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Beginning May 28, 2024, under Rule 15c6-1 under the Exchange Act (as amended in February 2023), trades in the secondary market will generally be required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date specified on the cover page of the applicable prospectus supplement is later than the first business day following the trade date, then any purchaser who wishes to trade the debt securities prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Any purchaser who wishes to trade the debt securities prior to the settlement date specified on the cover page of the applicable prospectus supplement should consult their own advisor in connection with such election.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Hunton Andrews Kurth LLP, Houston, Texas, will act as our counsel and pass on the validity of the debt securities, and Simpson Thacher & Bartlett LLP, Palo Alto, California, will act as counsel to the underwriters in any underwritten offer of the debt securities and will pass on the validity of the debt securities for the underwriters.

EXPERTS

The consolidated financial statements of Walmart Inc. appearing in Walmart Inc.’s Annual Report (Form 10-K) for the year ended January 31, 2023, and the effectiveness of Walmart Inc.’s internal control over financial reporting as of January 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included or incorporated by reference in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Walmart Inc.’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$4,250,000,000

Walmart Inc.

$350,000,000 Floating Rate Notes Due 2029

  $650,000,000 4.000% Notes Due 2029

$1,000,000,000 4.150% Notes Due 2031

$1,250,000,000 4.450% Notes Due 2033

$1,000,000,000 4.750% Notes Due 2036

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	J.P. Morgan	Mizuho

Barclays	HSBC	US Bancorp

Senior Co-Managers
BNP PARIBAS	BofA Securities	Goldman Sachs & Co. LLC
Morgan Stanley		Wells Fargo Securities

Co-Managers
BBVA	NatWest	Santander	Scotiabank	SMBC Nikko
Standard Chartered Bank	TD Securities	ICBC Standard Bank	Loop Capital Markets	Academy Securities
AmeriVet Securities	C.L. King & Associates Siebert Williams Shank			Bridgeway Securities

April 27, 2026